Exhibit 10.13

STOCK PURCHASE AGREEMENT

by and among

SIMULATIONS PLUS, INC.,

DILISYM SERVICES, INC.,

THE SHAREHOLDERS’ REPRESENTATIVE

and

THE SHAREHOLDERS OF DILISYM SERVICES, INC.

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ii

Company Disclosure Schedule

Schedule 1.11 – Earn-Out Schedule

Exhibit A – Form of Non-Competition Agreement

Exhibit B – Form of General Release of Claims

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DEFINED TERMS

Acquisition Proposal, 58

Adjusted EBT, 58

Adjustment Amount, 8

Affiliate, 58

Agreement, 1

Articles, 64

Assuming Party, 52

Audited Financial Statements, 58

Basket, 50

Board, 1

Business Day, 59

Cap, 50

Cash Consideration, 2

Claims, 47

Closing, 1

Closing Balance Sheet, 6

Closing Date, 2

Closing Statements, 6

COBRA, 59

Code, 59

Company, 26

Company Adjustment Amount, 8

Company Common Stock, 59

Company Data Site, 59

Company Disclosure Schedule, 12

Company Indemnitees, 49

Company IP Rights, 20

Company Policies, 26

Company’s Knowledge, 61

Contemplated Transactions, 59

Control, 59

Dispute, 55

Dispute Notice, 55

Earn-Out Calculation, 9

Earn-Out Calculation Statement, 9

Earn-Out Payment, 9

Earn-Out Years, 59

Employee Plans, 27

Environmental Laws, 26

Environmental Permits, 26

ERISA, 27

ERISA Affiliate, 27

Extended Representations, 49

FCPA, 30

Financial Statements, 14

Flow of Funds Memorandum, 2

Fundamental Representations, 49

GAAP, 59

Government Agency, 60

Government Contract, 60

Government Contract Proposal, 60

Governmental Authority, 60

Governmental Authorization, 60

Holdback Amount, 2

Holdback Release Date, 60

Indebtedness, 60

Indemnification Notice, 51

Indemnification Objection Notice, 52

Indemnitees, 49

Independent Accountant, 7

Independent Firm, 61

Intellectual Property Rights, 61

Interim Balance Sheet, 61

Interim Balance Sheet Date, 61

Interim Financials Certificate, 41

JAMS, 61

Knowledge, 61

Law or Laws, 61

Licensed Intellectual Property, 61

Liens, 61

Losses, 62

Majority Shareholders, 62

Material Adverse Effect, 62

Material Contract, 17

Materials of Environmental Concern, 26

NDA, 62

Net Working Capital, 62

Non-Competition Agreement, 43

Off-the-Shelf Software, 62

Order, 62

Other Securities, 44

Owned Intellectual Property, 21

Ownership Rights, 48

Payoff Letters, 8

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Payroll Company, 28

Permits, 20

Permitted Indemnification Claims, 52

Person, 62

Preliminary Cash Consideration, 2

Preliminary Closing Balance Sheet, 6

Preliminary Working Capital Statement, 6

Pro Rata Portion, 63

Purchase Price, 2

Purchased Shares, 1

Purchaser, 1

Purchaser Adjustment Amount, 8

Purchaser Deficit, 8

Purchaser Indemnitee, 47

Real Property Leases, 17

Related Parties, 17

Related Party Agreements, 17

Sections, 64

Securities Act, 63

Shareholder Excess, 8

Shareholder Release, 45

Shareholders, 1

Shareholders’ Representative, 4

Stock, 13

Stock Options, 13

Subsidiary, 63

Target Net Working Capital, 63

Tax, 63

Tax Return, 63

Tax Sharing Agreement, 63

Taxes, 63

Terminating Breach, 46

Termination Liability, 64

Transaction, 1

Transaction Documents, 64

Transaction Expense Schedule, 2

Transaction Expenses, 64

WARN, 64

Working Capital Statement, 6

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of May 1, 2017, is entered into by and among DILISYM SERVICES, INC., a North Carolina corporation (the “Company”), SIMULATIONS PLUS, INC., a California corporation (“Purchaser”), the shareholders of the Company listed on the signature pages hereto (the “Shareholders”), and Brett A. Howell (“Shareholders’ Representative”).

WHEREAS, the Company, the Shareholders and Purchaser have determined that it is advisable and in the best interest of their respective shareholders for Purchaser to acquire all of the Company’s outstanding capital stock (the “Purchased Shares”), upon the terms and subject to the conditions set forth in this Agreement (the “Transaction”);

WHEREAS, the Board of Directors of the Company (the “Board”) has approved this Agreement and the Contemplated Transactions and declared the advisability and resolved to recommend approval of the Transaction and adoption of this Agreement by the Shareholders;

WHEREAS, the Company, Purchaser, the Shareholders and the Shareholders’ Representative desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

WHEREAS, in connection with this Agreement, it is contemplated that, subject to the terms and conditions set forth in this Agreement, on the date hereof or at the Closing, the Shareholders, or the Shareholders’ Representative on their behalf, and the Purchaser will enter into the Transaction Documents; and

NOW, THEREFORE, subject to and in consideration of the foregoing and the mutual covenants and agreements, terms and conditions herein contained, and intending to be legally bound hereby, the Company, Purchaser, the Shareholders and the Shareholders’ Representative hereby agree as follows:

Article I
PURCHASE AND SALE OF THE PURCHASED SHARES

Section 1.1 Transaction.

(a)       Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Shareholders shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Shareholders, all of the Shareholders’ right, title and interest in and to the Purchased Shares, free and clear of all Liens.

(b)       Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Transaction (“Closing”) will take place as promptly as practicable (and in any event within five (5) Business Days) after satisfaction or waiver of the conditions set forth in Article VI, at the principal offices of Procopio, Cory, Hargreaves & Savitch LLP, 12544 High Bluff Drive, Suite 300, San Diego, California 92130, unless another date and time or place is agreed to in writing by the parties hereto (the “Closing Date”).

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Section 1.2 Purchase Price.

(a)       Subject to the terms and conditions of this Agreement and to the adjustments set forth herein, the aggregate Transaction consideration (the “Purchase Price”) shall consist of:

(i)       cash in amount equal to the sum of (A) Five Million Dollars ($5,000,000), minus (x) the Transaction Expenses set forth on the Transaction Expense Schedule, minus (y) the amount of Indebtedness of the Company, (collectively, the “Preliminary Cash Consideration”), minus (B) the Purchaser Adjustment Amount, if any, plus (C) the Company Adjustment Amount, if any, minus (iv) One Million Dollars ($1,000,000) (the “Holdback Amount”), subject to adjustment as provided herein (collectively, the “Cash Consideration”); and

(ii)       the Earn-Out Consideration.

(b)       Not less than two (2) Business Days prior to the Closing Date, the Company shall deliver to Purchaser a schedule (the “Transaction Expense Schedule”) of the Company signed by the President of the Company and the Shareholders’ Representative, which schedule shall set forth the Transaction Expenses to be paid at Closing by Purchaser on behalf of the Company as provided herein, along with wire transfer instructions for any such payments. At Closing Purchaser shall pay, on behalf of the Company, to the parties identified in the Transaction Expense Schedule the amounts identified in the Transaction Expense Schedule (which amounts shall reduce the Preliminary Cash Consideration payable to Shareholders at Closing).

Section 1.3 Payment Procedures. The Purchase Price which shall be paid by Purchaser on the Closing Date as follows in the form of wire transfers to the accounts set forth in a flow of funds memorandum to be provided by the Shareholders’ Representative to the Purchaser at the Closing, in a form satisfactory to the Purchaser (the “Flow of Funds Memorandum”):

(a)       the Holdback Amount shall be withheld by the Purchaser as security for certain potential adjustments to the Purchase Price pursuant to Section 1.9 below and for the indemnification obligations set forth in Article VIII;

(b)       an amount equal to the Indebtedness, on behalf of the Company, as directed by and in accordance with the terms of payoff letters;

(c)       the Transaction Expenses, on behalf of the Company, the Shareholders and their Affiliates, as applicable, as directed by and in accordance with the Payoff Letters; and

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(d)       the balance of the Closing Consideration, after making the payments set forth in clauses (a) through (c) hereof to the Shareholders.

Section 1.4 Funds Flow Memorandum. Notwithstanding anything to the contrary in this Agreement or elsewhere, Purchaser shall not be in any way responsible for or liable in connection with any aspect or component of the Closing Funds Flow Memorandum provided to Purchaser by the Shareholders’ Representative on or prior to the Closing Date, including: (i) any determination or calculation of any amounts payable pursuant to the Funds Flow Memorandum; (ii) the inclusion of any amount payable in or the omission of any amount payable from the Funds Flow Memorandum; or (iii) any error or omission with respect to the third parties to whom payments are to be made pursuant to the Funds Flow Memorandum.

Section 1.5 Stock Options. Prior to the Closing, the Shareholders shall take, or shall cause the Company to take, all actions necessary to cancel, rescind and/or exercise all Stock Options outstanding, whether or not exercisable, whether or not vested as of the Closing, and which are outstanding immediately prior to the Closing. As of the Closing, the Shareholders shall have taken all actions necessary to ensure that there is no further or continuing obligation or liability of any kind with respect to the exercise, cash out or other disposition of any Stock Options, including any payroll or other Taxes with respect thereto.

Section 1.6 Holdback. At the Closing, the Holdback Amount shall be withheld by Purchaser from the Purchase Price otherwise payable to the Shareholders, and Purchaser shall hold such Holdback Amount in accordance with the terms of this Agreement until the Holdback Release Date. Notwithstanding anything in this Agreement to the contrary, if Purchaser has given written notice to the Shareholders’ Representative of one or more Claims made prior to the Holdback Release Date pursuant to Section 8.6 of this Agreement or any other section of this Agreement providing for payment of Losses from the remaining Holdback Amount and all such Claims have not been finally resolved prior to the Holdback Release Date, Purchaser shall withhold from its delivery of the portion of the remaining Holdback Amount otherwise required to be remitted on the Holdback Release Date, pending resolution of such Claims, an amount of cash that represents Purchaser’s good faith estimate of the amount to which it would be entitled if it prevailed with respect to such Claims. If, upon final resolution of all such Claims, the aggregate amount withheld by the Purchaser is greater than the Shareholders’ aggregate liability with respect to all such Claims, then the Purchaser shall deliver to the Shareholders’ Representative, for the benefit of the Shareholders, the Holdback Amount in an amount equal to such difference. Subject to the terms and conditions herein, each Shareholder shall be entitled to receive from the Shareholders’ Representative, on behalf of Purchaser, as promptly as practicable following the Holdback Release Date and if applicable, such later date as all Claims are finally resolved, such Shareholder’s Pro Rata Portion of the remaining Holdback Amount as set forth in Section 8.8.

Section 1.7 Further Assurances. If, at any time after the Effective Time, the Purchaser considers or is advised that any deeds, bills of sale, assignments, consents, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Purchaser its right, title or interest in, to or under any of the rights, properties, or assets of the Company, or otherwise to carry out the intent and purposes of this Agreement, the Shareholders will execute and deliver all such deeds, bills of sale, assignments, consents and assurances and to take and do, all such other actions and things as Purchaser may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser and the Company to carry out the intent and purposes of this Agreement.

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Section 1.8 Shareholders’ Representative.

(a)       Through signature on this Agreement and/or approval of this Agreement, each of the Shareholders hereby appoints Brett A. Howell as such Shareholder’s exclusive agent and attorney-in-fact (the “Shareholders’ Representative”) to give and receive notices and communications with respect to the provisions of this Agreement, and to agree to, negotiate, enter into settlements or compromises of matters arising under this Agreement, and to take any and all actions necessary or appropriate in the judgment of the Shareholders’ Representative to be taken on behalf of the Shareholders under this Agreement. Such agency is irrevocable other than as set forth in this Agreement and coupled with an interest. Notices or communications to or from the Shareholders’ Representative shall constitute notice to or from the Shareholders in respect of matters under this Agreement. The Shareholders agree that a decision, act, consent or instruction of the Shareholders’ Representative shall constitute a decision of all Shareholders, and shall be final, binding and conclusive upon each Shareholder, and Purchaser may rely upon any decision, act, consent or instruction of the Shareholders’ Representative as being the decision, act, consent or instruction of all Shareholders. Purchaser and its Affiliates shall not be liable in any way to the Shareholders based on any act or omission of the Shareholders’ Representative relating to this Agreement.

(b)       The Shareholders’ Representative shall be liable to the Shareholders only for his proven bad faith, willful misconduct, or gross negligence, as determined in light of all the circumstances, including the time and facilities available to him in the ordinary conduct of business. In determining the occurrence of any event or contingency, the Shareholders’ Representative may request from any of the Shareholders or any other Person such reasonable additional evidence as the Shareholders’ Representative in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Shareholders, and may obtain legal advice, and the Shareholders’ Representative shall not be liable to any Shareholder for any damages resulting from his delay in acting hereunder pending his receipt and examination of additional evidence, counsel or advice requested by him.

(c)       The Shareholders’ Representative is authorized, in his sole discretion, to comply with final, nonappealable orders issued or process entered by any court of competent jurisdiction with respect to the Holdback Amount. If any portion of the Holdback Amount is disbursed to the Shareholders’ Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Shareholders’ Representative is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he is advised by legal counsel selected by him is binding upon it without the need for appeal or other action; and if the Shareholders’ Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Shareholder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

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(d)       In no event shall the Shareholders’ Representative be liable to any Shareholder for incidental, indirect, special, consequential or punitive damages.

(e)       The Shareholders’ Representative shall be entitled to reimbursement for expenses (including attorneys’ fees) that are incurred by Shareholders’ Representative in connection with his performance hereunder. Each Shareholder shall be liable for its pro rata share (based on their respective Pro Rata Portion of the Purchased Shares immediately prior to the Closing Date) of such excess expenses (including attorneys’ fees).

(f)       In the event that any Shareholder pays Purchaser and/or Shareholders’ Representative any amounts pursuant to this Agreement in excess of such Shareholder’s Pro Rata Portion of such amount, such Shareholder shall be entitled to reimbursement for the amount of any such payments in excess of such Shareholder’s Pro Rata Portion of such amount out of (and any such amounts shall be deducted by the Shareholders’ Representative from) any future Holdback Amount that is distributed to the Shareholders’ Representative for future distribution to the Shareholders prior to Shareholders’ Representative’s distribution of such Holdback Amount to the Shareholders.

(g)       If the Shareholders’ Representative resigns (by giving at least sixty (60) days’ written notice of such resignation to Purchaser) or dies or becomes incapable of continuing to act as the Shareholders’ Representative for any reason, a successor Shareholders’ Representative (who shall either be a Shareholder or another Person reasonably acceptable to Purchaser) shall be appointed in writing by a majority in interest of the Shareholders (which for purposes of this Agreement shall be based on their respective Pro Rata Portion of the Purchased Shares immediately prior to the Closing Date), such appointment to become effective upon the delivery of executed counterparts of such writing to Purchaser, together with an acknowledgement signed by the successor Shareholders’ Representative named in such writing that he, she or it accepts the responsibility of successor Shareholders’ Representative and agrees to perform and be bound by all provisions of this Agreement applicable to the Shareholders’ Representative. Pending the election of a successor Shareholders’ Representative, the Shareholder that has the largest aggregate stake in the Purchase Price immediately following the Effective Time (excluding any former Shareholders’ Representative) shall act as the interim Shareholders’ Representative. Failing such appointment, Purchaser or any Shareholder may apply to a court of competent jurisdiction for the appointment of a successor Shareholders’ Representative.

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(h)       A majority in interest of the Shareholders (based on their respective Pro Rata Portion of Purchased Shares immediately prior to the Closing Date) shall have the right at any time during the term of this Agreement to remove the then-acting Shareholders’ Representative and to appoint a successor Shareholders’ Representative (who shall either be a Shareholder or another Person reasonably acceptable to Purchaser); provided, however, that such removal of the then-acting Shareholders’ Representative shall not be effective until the delivery to Purchaser of executed counterparts of a writing signed by a majority in interest of the Shareholders with respect to such removal and appointment, together with an acknowledgement signed by a successor Shareholders’ Representative appointed in such writing that he, she or it accepts the responsibility of successor Shareholders’ Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Shareholders’ Representative.

(i)       Each interim and successor Shareholders’ Representative shall have all the power, authority, rights and privileges conferred by this Agreement upon the original Shareholders’ Representative, and the term Shareholders’ Representative as used herein shall be deemed to include any interim or successor Shareholders’ Representative.

(j)       Any notices given by Purchaser while there is no Shareholders’ Representative shall be sufficiently given if given to the Shareholder with the largest stake in the Holdback Amount immediately following the Effective Time (excluding the former Shareholders’ Representative). A copy of all such notices shall be delivered to the successor Shareholders’ Representative upon his, her or its appointment and he, she or it shall have five (5) days thereafter to take such actions as may be required under the terms of this Agreement in connection with any such notice.

Section 1.9 Working Capital Adjustment.

(a)       No later than three (3) Business Days prior to the Closing Date, and as one of the conditions to Closing described in Section 6.2 hereof, the Shareholders’ Representative shall cause to be delivered to Purchaser a preliminary balance sheet of Company dated as of the Closing Date (the “Preliminary Closing Balance Sheet”), together with a written statement setting forth in reasonable detail its determination of the Company’s current assets and its current liabilities as of that date and an estimate of the Company’s Net Working Capital (the “Preliminary Working Capital Statement”). The Preliminary Closing Balance Sheet and the Preliminary Working Capital Statement shall be prepared in accordance with GAAP and Section 1.9.

(b)       Within ninety (90) calendar days after the Closing Date, Purchaser will prepare or cause to be prepared, and will provide to the Shareholders’ Representative, a balance sheet of the Company as of the Closing Date (the “Closing Balance Sheet”), together with a working capital statement setting forth in reasonable detail its determination of the Company’s Net Working Capital as of the Closing Date (“Working Capital Statement”). The Closing Balance Sheet and Working Capital Statement (collectively, the “Closing Statements”) will be prepared in accordance with GAAP. Subject to a customary confidentiality agreement being in effect (which agreement shall allow the Shareholders’ Representative to discuss these matters with the Shareholders), Purchaser shall provide to Shareholders’ Representative reasonable supporting documentation for the Closing Statements concurrently with the delivery thereof and access to the appropriate books, records, employees and agents of the Company (including by electronic means, to the extent available) and Purchaser to allow Shareholders’ Representative to properly review the Closing Statements (upon reasonable notice); provided, that Purchaser shall not be required to provide any attorney-client privileged documents or communications.

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(c)       The Closing Statements shall be final and binding on the parties unless Shareholders’ Representative, within thirty (30) calendar days following its receipt thereof, delivers to Purchaser written notice of disagreement with any of the Closing Statements, which notice shall describe in reasonable detail the nature of such disagreement, and shall identify the specific items involved and the dollar amount of the disagreement. If Shareholders’ Representative shall raise any objections within the aforesaid thirty (30) calendar day period, then the disputed matters shall be resolved by Shareholders’ Representative, on behalf of the Shareholders, and Purchaser, in good faith. If Shareholders’ Representative and Purchaser are unable to resolve all disagreements within thirty (30) calendar days after receipt by Purchaser of a written notice of disagreement, or such longer period as may be agreed by Purchaser and Shareholders’ Representative, then, either Shareholders’ Representative or Purchaser may initiate procedures to finally resolve such disputes by providing written notice of such intent to the non-initiating party. Promptly following such written notice (but in any event within ten (10) Business Days), Shareholders’ Representative and Purchaser shall jointly select a nationally recognized independent public accounting firm that does not have an existing business relationship with any of Purchaser, Shareholders’ Representative, the Shareholders, or the Company (the “Independent Accountant”); provided, however, that if Purchaser and Shareholders’ Representative are unable to select an Independent Accountant within such time period, JAMS shall make such selection as promptly as practicable thereafter. The Independent Accountant so selected will consider only those items and amounts set forth in the Closing Statements as to which Purchaser and Shareholders’ Representative have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. The Independent Accountant may not assign a value greater than the greatest value for any such item claimed by either Purchaser, on the one hand, or Shareholders’ Representative, on the other hand, or smaller than the value assigned to the disputed item by Purchaser, on the one hand, or Shareholders’ Representative, on the other hand, in the Closing Statements. In submitting a dispute to the Independent Accountant, each of the parties shall concurrently furnish, at its own expense, to the Independent Accountant and the other party, such documents and information as the Independent Accountant may reasonably request; provided, that neither party shall be required to provide any attorney-client privileged documents or communications. Each party may also furnish to the Independent Accountant such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other party. The Independent Accountant shall issue a written report that sets forth the resolution of all items in dispute and that contains, as applicable, (i) a final Closing Balance Sheet and/or (ii) a final Working Capital Statement, according to the dispute(s) noticed. The report shall be final and binding upon Purchaser, the Company, Shareholders’ Representative and the Shareholders. The fees and expenses of the Independent Accountant incurred in connection with the determination of the disputed items by the Independent Accountant shall be allocated equally between Purchaser and Shareholders’ Representative (solely on behalf of the Shareholders). Purchaser and Shareholders’ Representative shall, and Purchaser shall cause the Company to, cooperate fully with the Independent Accountant and respond on a timely basis to all requests for information or access to documents or personnel made by the Independent Accountant or by other parties hereto, all with the intent to fairly and in good faith resolve all disputes relating to the Closing Statements as promptly as reasonably practicable; provided, that neither party shall be required to provide any attorney-client privileged documents or communications.

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(d)       After the Closing Statements have been finally determined in accordance with Section 1.09 (c), if the finally determined Net Working Capital of the Company as of the Closing is less than the Target Net Working Capital (the difference between such Net Working Capital of the Company as of the Closing minus the Target Net Working Capital is referred to herein as the “Purchaser Deficit”), then the Purchase Price shall be reduced by the amount of Purchaser Deficit (“Purchaser Adjustment Amount”). Purchaser shall be entitled to receive cash in an amount equal to the Purchaser Adjustment Amount, from the Shareholders and, may either (i) elect to offset the Purchaser Adjustment Amount against the Holdback Amount (without regards to the limitations of Article VIII), or (ii) recover such amount directly from the Shareholders (in which case, the Shareholders shall deliver such amount to Purchaser within five (5) Business Days following such determination). If the finally determined Net Working Capital of the Company as of the Closing is greater than the Target Net Working Capital (the difference between such Net Working Capital of the Company as of the Closing minus the Target Net Working Capital is referred to herein as the “Shareholder Excess”), then the Purchase Price shall be increased by the amount of the Shareholder Excess (“Company Adjustment Amount”, and together with the Purchaser Adjustment Amount, as applicable, the “Adjustment Amount”). The Shareholders shall be entitled to receive cash in the amount of the Company Adjustment Amount, if any, from Purchaser. In the event of a Company Adjustment Amount, Purchaser shall deliver such amount to the Shareholders within five (5) Business Days following such determination.

Section 1.10 Repayment of Company Indebtedness and Transaction Expenses. At or prior to the Closing, the Company shall repay and discharge, or cause to be repaid and discharged, any and all Transaction Expenses not being paid directly by the Shareholders and Indebtedness of the Company outstanding as of the Closing Date, together with accrued and unpaid interest thereon. Prior to the Closing Date, the Company shall submit reasonably satisfactory documentation (“Payoff Letters”) setting forth (a) the amount of all Indebtedness outstanding as of the Closing Date, including the identity of each lender thereof, dollar amounts, wire instructions and any other information necessary to effect payment therefore, and (b) an estimate of the Transaction Expenses, including in each case the identity of each service provider, dollar amounts and any other information necessary to effect payment therefore. The Company and the Shareholders understand that all amounts of Indebtedness and Transaction Expenses are the sole responsibility of the Company and the Shareholders, and the amounts paid pursuant to this Section 1.10 are being made on the Company and the Shareholders’ behalf and shall reduce the Preliminary Cash Consideration and Purchase Price payable to the Shareholders under this Agreement. In no event shall Purchaser or the Company have any liability or obligation regarding the Indebtedness or Transaction Expenses. In connection with the repayment of Indebtedness hereunder, the Company shall obtain releases of all Liens on the assets, properties or capital stock of the Company securing any such Indebtedness of the Company. At the Closing, the Company shall provide evidence in writing reasonably satisfactory to Purchaser of such repayment of Indebtedness of the Company and release of any and all Liens contemplated by this Section 1.10, including, without limitation, Payoff Letters that are reasonably acceptable to Purchaser and its lenders and UCC-3 termination statements.

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Section 1.11 Earn-Out.

(a)       Earn-Out Payment. Following the Closing, the Shareholders shall be entitled to a payment (each, an “Earn-Out Payment”) equal to the Adjusted EBT for each of the Earn-Out Years, as more fully set forth in this Section 1.11. For avoidance of doubt, all items with respect to the Earn-Out Payment shall be calculated in accordance with GAAP and Schedule 1.11.

(b)       Limitation. No Earn-Out Payment shall be due or payable for any Earn-Out Year in which Adjusted EBT is a negative number. In no event will the aggregate amount of all of the Earn-out Payments exceed Five Million Dollars ($5,000,000). The Earn-out Payments, if any, shall be considered part of the Purchase Price to the extent permitted by Law.

(c)       Procedures Applicable to Determination of the Earn-Out Payments.

(i)       Purchaser shall consult with Shareholders’ Representative from time to time during the period of the Earn-Out Years with regards to Adjusted EBT and, no later than the date that is ninety (90) days after the last day of each Earn-Out Year, Purchaser shall prepare and deliver to the Shareholders’ Representative a written statement (the “Earn-Out Calculation Statement”) setting forth in reasonable detail its determination the Adjusted EBT, and its calculation of the resulting Earn-Out Payment, if any (the “Earn-Out Calculation”).

(ii)       The Earn-Out Calculation Statement shall be final and binding on the parties unless Shareholders’ Representative, within thirty (30) calendar days following its receipt thereof, delivers to Purchaser written notice of disagreement with any of the Earn-Out Calculation Statement, which notice shall describe in reasonable detail the nature of such disagreement, and shall identify the specific items involved and the dollar amount of the disagreement. If Shareholders’ Representative shall raise any objections within the aforesaid thirty (30) calendar day period, then the disputed matters shall be resolved by Shareholders’ Representative, on behalf of the Shareholders, and Purchaser, in good faith. If Shareholders’ Representative and Purchaser are unable to resolve all disagreements within thirty (30) calendar days after receipt by Purchaser of a written notice of disagreement, or such longer period as may be agreed by Purchaser and Shareholders’ Representative, then, either Shareholders’ Representative or Purchaser may initiate procedures to finally resolve such disputes by providing written notice of such intent to the non-initiating party. Promptly following such written notice (but in any event within ten (10) Business Days), Shareholders’ Representative and Purchaser shall jointly select an Independent Accountant; provided, however, that if Purchaser and Shareholders’ Representative are unable to select an Independent Accountant within such time period, JAMS shall make such selection as promptly as practicable thereafter. The Independent Accountant so selected will consider only those items and amounts set forth in the Earn-Out Calculation Statement as to which Purchaser and Shareholders’ Representative have disagreed within the time periods and on the terms specified above and must resolve the matter in accordance with the terms and provisions of this Agreement. The Independent Accountant may not assign a value greater than the greatest value for any such item claimed by either Purchaser, on the one hand, or Shareholders’ Representative, on the other hand, or smaller than the value assigned to the disputed item by Purchaser, on the one hand, or Shareholders’ Representative, on the other hand, in the Earn-Out Calculation Statement. In submitting a dispute to the Independent Accountant, each of the parties shall concurrently furnish, at its own expense, to the Independent Accountant and the other party, such documents and information as the Independent Accountant may reasonably request; provided, that neither party shall be required to provide any attorney-client privileged documents or communications. Each party may also furnish to the Independent Accountant such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other party. The Independent Accountant shall issue a written report that sets forth the resolution of all items in dispute and that contains, as applicable, (i) a final Earn-Out Calculation Statement and/or (ii) a final Earn-Out Calculation, according to the dispute(s) noticed. The report shall be final and binding upon Purchaser, the Company, Shareholders’ Representative and the Shareholders. The fees and expenses of the Independent Accountant incurred in connection with the determination of the disputed items by the Independent Accountant shall be allocated equally between Purchaser and Shareholders’ Representative (solely on behalf of the Shareholders). Purchaser and Shareholders’ Representative shall, and Purchaser shall cause the Company to, cooperate fully with the Independent Accountant and respond on a timely basis to all requests for information or access to documents or personnel made by the Independent Accountant or by other parties hereto, all with the intent to fairly and in good faith resolve all disputes relating to the Earn-Out Calculation Statement as promptly as reasonably practicable; provided, that neither party shall be required to provide any attorney-client privileged documents or communications.

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(d)       Timing and Tax Treatment of Earn-Out Payments. Subject to Section 1.11(f) and Section 1.11(g) below, any Earn-Out Payment that Purchaser is required to pay pursuant to Section 1.11(a) hereof shall be paid in full no later than five (5) Business Days following the date upon which the determination of the amount of any Earn-Out Payment becomes final and binding upon the parties as provided in Section 1.11(c) (including any final resolution of any dispute raised by the Shareholders’ Representative). Purchaser shall pay to the Shareholders the applicable Earn-Out Payment in cash by wire transfer of immediately available funds to the bank account(s) designated by the Shareholders’ Representative. Any Earn-Out Payment shall be treated as an adjustment to the Purchase Price by the parties for all applicable income tax purposes, unless otherwise required by Law.

(e)       Post-Closing Operation of the Company. Subsequent to the Closing, Purchaser shall have sole discretion with regard to all matters relating to the operation of the Company and any Subsidiary and shall operate the Company in any way it deems appropriate; provided, however, that from the Closing through the Earn-Out Years: (i) Purchaser shall not intentionally take any action the purpose of which is to decrease the Earnout Payment; provided that any action taken to comply with GAAP or upon the advice of Purchaser’s auditors shall not be deemed to be an action intentionally taken to decrease the Earnout Payment; (ii) Purchaser shall not sell, liquidate or otherwise dispose of the operations or equity interest in the Company unless the party acquiring such operations or ownership interest expressly agrees in writing to be bound by the post-Closing terms of this Agreement (including this Section 1.11) and to assume, and does in fact assume, all of Purchaser’s obligations under this Agreement (including this Section 1.11). For avoidance of doubt, Purchaser has no obligation to operate the Company or any Subsidiary in order to achieve any Earn-Out Payment or to maximize the amount of any Earn-Out Payment.

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(f)       Audit Correction. Notwithstanding the foregoing, including Sections 1.11(c) and (d), if the Company’s final audit for any Earn-Out Year indicates the Earn-Out Calculation for such Earn-Out Year was incorrect, Purchaser shall provide notice of such error, together with a duly corrected Earn-Out Calculation to the Shareholders’ Representative setting forth any overpayment or underpayment to the Shareholders for such Earn-Out Year, and such corrected Earn-Out Calculation shall be final and binding on the parties hereto.  The Shareholders shall pay to Purchaser any such overpayment, and the Purchaser shall pay to the Shareholders any such underpayment, within five Business Days of such notice under this Section 1.11(f) by wire transfer of immediately available funds to the bank account(s) designated by Purchaser.

(g)       Right of Set-Off. Purchaser shall have the right to withhold and set off any amount otherwise due to be paid to the Shareholders pursuant to this Section 1.11 against the amount of (i) any Adjustment Amount owed to it pursuant to Section 1.9 of this Agreement, and (ii) any Losses that any Purchaser Indemnitee may be finally entitled to under Article VIII of this Agreement.

(h)       No Security. The Parties understand and agree that (i) the contingent rights to receive any Earn-Out Payment shall not be represented by any form of certificate or other instrument, are not transferable, except by operation of Laws relating to descent and distribution, divorce and community property, and do not constitute an equity or ownership interest in Purchaser or the Company or any Subsidiary, (ii) the Shareholders shall not have any rights as a securityholder of Purchaser or the Company or any Subsidiary as a result of any Shareholder’s contingent right to receive any Earn-Out Payment hereunder, and (iii) no interest is payable with respect to any Earn-Out Payment.

(i)       Condition of Non-Competition Agreement. Notwithstanding anything contained in this Section 1.11 or otherwise in this Agreement, no Shareholder shall be entitled to receive any Earn-out Payment otherwise payable to such Shareholder pursuant to this Section 1.11 to the extent of Losses caused by such Shareholder from the breach or other violation of the Non-Competition Agreement.

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Article II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND THE SHAREHOLDERS

The Company and each of the Shareholders hereby, jointly and severally, represent and warrant to Purchaser that on the date hereof and as of the Closing Date that the following statements are true, correct and complete, except as specifically set forth in the section of the written disclosure schedule delivered on or prior to the date hereof by the Shareholders to Purchaser (the “Company Disclosure Schedule”) which shall identify by section number the provision of this Article II to which each exception relates, as follows:

Section 2.1 Organization and Qualification; Subsidiaries. The Company is a corporation duly incorporated, validly existing and in good standing under the law of its jurisdiction of incorporation, and the Company has the requisite power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, lease or operate and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. The Company does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in the previous sentence. Except as set forth on Section 2.1 of the Company Disclosure Schedule, no jurisdiction has claimed, in writing or otherwise, that the Company is required to qualify as a foreign corporation or other entity therein, and (except as aforesaid) the Company does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. The Company has no subsidiaries and does not own, directly or indirectly, (a) any capital stock (including ordinary share or preference share capital), partnership or membership interest, unit of participation or other similar interest (however designated) in any other Person and (b) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle the Company to acquire any such interest in any Person or otherwise entitle the Company to share in the equity, profits, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation, change of Control bonus or other similar rights), in any other corporation, partnership or other Person.

Section 2.2 Certificate of Incorporation and Bylaws. The Company has heretofore furnished to Purchaser a true, complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date. Such Certificate of Incorporation and Bylaws are in full force and effect. The Company is not in violation of any material provisions of its Certificate of Incorporation or Bylaws.

Section 2.3 Capitalization. The authorized capital stock of the Company consists of One Million (1,000,000) shares of Common Stock. As of the date of this Agreement, Seven Hundred Sixty-Six Thousand Twenty-Seven (766,027) shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and none of which are held in treasury. There are no shares of capital stock of the Company outstanding other than the Purchased Shares. Except as set forth on Section 2.3 of the Company Disclosure Schedule, no shares of Common Stock are issued, granted, outstanding or reserved for future issuance for outstanding option to purchase shares of Company Common Stock (each a “Stock Option” and, collectively, the “Stock Options”) and the Company has no Company stock option or other equity or incentive plan. Section 2.3 of the Company Disclosure Schedule sets forth a true and complete list of all shareholders of the Company, and the number of shares held by each. There are no options, warrants or other similar rights, agreements, arrangements, commitments or understanding, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of the Company or obligating the Company to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, the Company. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or capital stock or any other securities of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. Except as set forth on Section 2.3 of the Company Disclosure Schedule, there are no voting trusts or agreements, stockholder agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company.

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Section 2.4 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by the Company, the Transaction Documents and the consummation by the Company of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Transaction Documents or to consummate the Contemplated Transactions, including, if necessary, the approval of this Agreement by all Shareholders in accordance with the Governing Corporate Law and the Company’s Certificate of Incorporation and Bylaws, as amended to date. The Board has unanimously approved this Agreement and the Contemplated Transactions and declared their advisability. This Agreement has been duly and validly executed and delivered by the Company and, when duly authorized, executed and delivered to all other parties hereto, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability against the Company may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 2.5 Governmental Authorization and Consents. Except for obtaining those consents, approvals, authorizations, filings or notices set forth in Section 2.5 of the Company Disclosure Schedule, no Governmental Authorization of, filing with, or notice to, any Governmental Authority or any lenders, lessors, creditors, shareholders or any other Person, is required by the Company in connection with the execution, delivery and performance by the Company of this Agreement or any document, agreement, instrument or certificate contemplated hereby and the consummation by the Company of the Contemplated Transactions. Additionally, no Governmental Authorization of, filing with, or notice to, any Governmental Authority was required by the Company or, to the Company’s Knowledge, the Hamner Institute in connection with (i) the Hamner Institute’s contribution or assignment of Intellectual Property to the Company, or (ii) the issuance of any equity securities of the Company to or from the Hamner Institute.

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Section 2.6 Non-contravention. The execution and delivery of this Agreement and all of the Transaction Documents and, the performance by the Company of the obligations hereunder and thereunder, and the consummation of the Transaction and all related transactions, do not and will not (a) breach, contravene or conflict with the Certificate of Incorporation, Bylaws or other charter documents of the Company, (b) assuming compliance with the matters referred to in Section 2.5, contravene or conflict with any applicable provision of any Law, regulation, rule, judgment, injunction, Order or decree binding upon or applicable to the Company, (c) except as set forth in Section 2.5 or Section 2.6 of the Company Disclosure Schedule, require notice, consent or approval or constitute a default under, or impair or alter the rights of the Company or, to the Company’s Knowledge, any third party, (d) give rise to a right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under, any provision of any contract (including any Material Contract) or other instrument binding upon the Company or by which any of the Company’s assets or properties may be bound or subject, or any license, franchise, Permit or other similar authorization held by the Company or (e) result in the creation or imposition of any Lien on any assets or properties of the Company.

Section 2.7 Title to Properties; Absence of Liens; Sufficiency of Assets. The Company has good, valid, and marketable title to or, in the case of leased property and assets, valid and subsisting leasehold interests in, all of its assets and property, whether real, personal, mixed, tangible, including, without limitation, all of the assets and properties reflected in the Interim Balance Sheet, free and clear of all Liens, except for such Liens as are set forth in Section 2.7 of the Company Disclosure Schedule. The Company does not own or lease any vehicles. As of the Closing, the assets and property owned or leased by the Company (i) will constitute all of the property and assets used or held for use in connection with the Company’s business, (ii) will constitute all of the property and assets necessary to conduct the Company’s business, (iii) will be in good operating condition and repair (normal wear and tear excepted), (iv) will be adequate for the uses to which they are being put and (v) will be free and clear of all Liens.

Section 2.8 Financial Statements; Related Information.

(a)       A correct and complete copy of the Audited Financial Statements, together with the related auditor’s reports thereon, and Interim Balance Sheet (collectively, the “Financial Statements”) are, or will be at the time of Closing (with respect to the Audited Financial Statements) attached to Section 2.8(a) of the Company Disclosure Schedule. The Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout all periods involved, are accurate and complete and present fairly, the financial position and the results of operations and cash flows of the Company, in each case as of the dates and for the periods referred to therein, subject, in the case of the Interim Balance Sheet, to (i) normally recurring year-end adjustments in accordance with the Company’s ordinary course of business consistent with past practices which are not material either individually or in the aggregate and (ii) the absence of footnote disclosures.

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(b)       The Company has not entered into any off balance sheet financial arrangement, including any transaction involving a hedge or derivative financial instrument.

(c)       The net property and equipment balance reflected in the Audited Financial Statements and Interim Balance Sheet represents the sum of all personal property and assets that are owned by the Company and not fully depreciated, and any depreciation with respect to such assets has been made in accordance with GAAP as historically applied by the Company on a consistent basis.

(d)       The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) revenue is recognized in accordance with GAAP; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

Section 2.9 Absence of Certain Changes. Except as disclosed in Section 2.9 of the Company Disclosure Schedule, since December 31, 2015, the Company has conducted its business in the ordinary course consistent with past practice, including making all payments and discharging all commitments and, except as disclosed in Section 2.9 of the Company Disclosure Schedule, there has not been:

(a)       any event, occurrence, development of a state of circumstances or facts, or change in the business, properties, assets, prospects, operations or condition (financial or otherwise) of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect and no such event, occurrence, development or change is threatened;

(b)       (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or (ii) any sale of issuance of, or any repurchase, redemption or other acquisition by the Company of, any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

(c)       (i) any acquisition by the Company of stock or other equity interests, from any Person, (ii) any acquisition of assets of another Person incident to the acquisition of a business, (iii) any sale, lease, license or other disposition of assets or property of the Company or (iv) any other acquisition by the Company of assets of another Person;

(d)       any amendment of any term of any outstanding security of the Company;

(e)       any incurrence, assumption or guarantee by the Company of any Indebtedness or any creation or assumption by the Company of any Lien on any asset;

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(f)       any extension of a loan, advance or capital contribution to or investment in any Person by the Company;

(g)       any condemnation, seizure, damage, destruction or other casualty loss (whether or not covered by insurance) affecting the assets, properties, business, prospects, operations or condition (financial or otherwise) of the Company and, to the Company’s Knowledge, no such loss is threatened;

(h)       any material transaction or commitment made, or any material contract or agreement entered into, amended or terminated by the Company or any waiver or relinquishment by the Company of any contract or other right, other than in the ordinary course of business consistent with past practices;

(i)       any change in any method of accounting or accounting practice by the Company;

(j)       any capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment by the Company that, individually or in the aggregate, involve payments in excess of $15,000;

(k)       except for capital expenditures and commitments referred to in paragraph (j) above, any acquisition or disposition by the Company of any assets or property (real, personal or mixed, tangible or intangible) in one or more transactions, or any commitment by the Company in respect thereof, that, individually or in the aggregate, involved or involve payments of $15,000 or more;

(l)       any write-down or write-off of accounts receivable of the Company or any cancellation of any debts or waiver of any Claims or rights, in each case, other than in the ordinary course of business consistent with past practices;

(m)       any incurrence by the Company of any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise);

(n)       any disposal by the Company or lapse of any rights to the use of any Intellectual Property Rights, or disposal of or disclosure to any Person by the Company other than representatives of Purchaser of any trade secret, formula, process, know-how or other Intellectual Property Rights not theretofore a matter of public knowledge;

(o)       any write-down by the Company of the value of any inventory (including write-downs by reason of shrinkage or mark-down) or write-off by the Company as uncollectible of any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice all of which are reflected in the Interim Balance Sheet;

(p)       any payment, discharge or satisfaction of any claim, liability or obligation by the Company (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Interim Balance Sheet Date; or

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(q)       any agreement by the Company, whether in writing or otherwise, to take any action described in this Section 2.9.

Section 2.10 Related Party Transactions. Except as set forth in Section 2.10 of the Company Disclosure Schedule, (a) no Shareholder, (b) no officer, director or Affiliate of the Company, and (c) no immediate family member of any Person identified in (a) or (b) above (collectively, the “Related Parties”) and no former director or current employee: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of the Company; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company uses or the use of which is reasonably necessary or desirable for the conduct of the business of the Company; (iii) owes any amount to the Company; or (iv) on behalf of the Company, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any Person of which any officer or director of the Company, or an immediate family member of the foregoing, is a partner or shareholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies). Section 2.10 of the Company Disclosure Schedule contains a correct and complete description of all transactions, contracts, agreements and understandings (oral or written) between the Company and any Related Party (collectively, the “Related Party Agreements”).

Section 2.11 Material Contracts.

(a)       Except as disclosed in the corresponding subsection of Section 2.11(a) of the Company Disclosure Schedule, the Company is not a party to or bound by any of the following (whether oral or written) (each a “Material Contract”):

(i)       any (A) lease, sublease, license or other agreement under which the Company uses or has the right or obligation to use or pay rent or other fees for use thereof, now or in the future, any real property (“Real Property Leases”) or (B) lease for personal property;

(ii)       any partnership, joint venture or limited liability company agreement;

(iii)       other than the Transaction Documents, any agreement relating to the (A) acquisition or disposition of any business (whether by sale of stock, sale of assets or otherwise) or (B) acquisition or disposition of assets outside the ordinary course of business;

(iv)       any agreement relating to Indebtedness of the Company or Indebtedness of any other Person to the Company;

(v)       any agreement that restricts the freedom of the Company to compete in any line of business, in any market or customer segment or with any Person;

(vi)       any contract or other agreement with any current or former officer, director, employee, consultant, agent or other representative or any agreement or understanding pursuant to which the Company may be liable for any severance or termination pay or obligations;

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(vii)       any contracts or other agreements for the sale of any of its assets or properties other than in the ordinary course of business or the grant to any Person of any preferential rights to purchase any of the assets or properties of the Company;

(viii)       any outstanding contracts or agreements with any Government Agency;

(ix)       any agreement for the purchase of more than $10,000 of materials, software, supplies, goods, services, equipment or other assets, whether individually or in the aggregate;

(x)       any agreement (A) providing for the sale by the Company of materials, supplies, goods, services, equipment and involving more than $10,000, or (B) which will result in any loss to the Company upon completion of performance thereof, or any outstanding bids or proposals that will not result in a normal profit;

(xi)       any option to license, license (including software licenses, other than licenses for Off-the-Shelf Software with aggregate license fees of under $5,000) or franchise agreement;

(xii)       any commission, agency, dealer, sales representative or marketing agreement;

(xiii)       any agreement containing any right of first refusal or right of first negotiation;

(xiv)       any agreement pursuant to which the Company is subject to confidentiality or non-disclosure obligations;

(xv)       any agreement under which the Company agrees to indemnify any party other than in the ordinary course of business, or in which the Company agrees to indemnify any Person for consequential or incidental damages or lost profits;

(xvi)       any contract or agreement to provide goods or services to any Person on a preferential or most-favored basis;

(xvii)       any agreement which encumbers any Company Intellectual Property Rights other than agreements listed in (xi) above;

(xviii)       any outstanding proposal related to the Company’s business;

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(xix)       any other agreement or series of related agreements, which, individually or in the aggregate, is material to the Company; and

(xx)       the Consortium Agreements.

(b)       True and complete copies of all Material Contracts, in each case as amended to date, have been made available to Purchaser on the Company Data Site. Each Material Contract constitutes a valid and binding obligation of the Company and is in full force and effect in all material respects. Each Material Contract is enforceable against the Company, as applicable, and, to the Company’s Knowledge, the other parties thereto in accordance with its terms, subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at equity or at Law), and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights. The Company is not in default under or breach of any Material Contract, and no event or circumstance has occurred that, with notice or lapse of time or both, would (i) constitute any default or breach thereunder by the Company or, to the Company’s Knowledge, any other party to such Material Contract, (ii) impair or alter the rights of the Company or, to the Company’s Knowledge, any third party, (iii) give rise to a right of termination, cancellation, amendment or acceleration against the Company or (iv) result in the creation or imposition of any Lien on any assets or properties of the Company.

(c)       Neither the Company, nor, to the Company’s Knowledge, any other Person intends to terminate (whether for cause or convenience) or default under any Material Contract before the expiration of its stated term, if any, and, to the Company’s Knowledge, no Person intends not to renew such contract, if renewable by its terms. Except as set forth in Section 2.11(c) of the Company Disclosure Schedule, no Claim for non-performance of any Material Contract is pending or, to the Company’s Knowledge, threatened. There are no pending renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under any Material Contract, and no Person has requested any such renegotiation. Except as separately identified in Section 2.5 of the Company Disclosure Schedule, no approval or consent of any Person is needed in order that the Material Contracts continue in full force and effect following the consummation of the Transactions.

Section 2.12 No Undisclosed Liabilities. There are no liabilities of the Company of the kind required to be disclosed on the face of a balance sheet in accordance with GAAP (whether accrued or unaccrued, actual or contingent, matured or unmatured, conditional or absolute, determined, determinable, unliquidated or otherwise), and there are no existing conditions, situations or circumstances which, individually or in the aggregate, reasonably could be expected to result in such a liability or obligation, other than: (a) liabilities or obligations to the extent disclosed or provided for in the Interim Balance Sheet; (b) liabilities (other than an Indebtedness) that have arisen after the Interim Balance Sheet Date in the ordinary course of business; and (c) liabilities disclosed in Section 2.12 of the Company Disclosure Schedule.

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Section 2.13 Litigation. There is no action, suit, investigation or proceeding pending against or, to the Company’s Knowledge, threatened against or affecting the Company or any of its officers or directors in such capacity before any court or arbitrator or any governmental body, agency or official nor is there any valid basis for any such action, suit, investigation or proceeding. The Company is not subject to any judgment, order or decree. The Company has not instituted or had instituted on its behalf any legal proceeding against any other Person.

Section 2.14 Compliance with Laws and Court Orders. The Company is in material compliance with all applicable Laws, Orders or other requirements of each Governmental Authority applicable to its business, properties, assets and operations (including those Laws relating to wages and hours, classification of employees, record keeping, customs, export and sanctions compliance, possession of classified information or zoning). The Company has not been given written notice of any alleged violation or non-compliance of any such Law, Order or requirement. The Company is not and has not been under investigation with respect to, and has not been given notice of any violation of any applicable Law, order or requirement or, to the Company’s Knowledge, threatened to be charged with any such violation of any applicable Law, order or requirement.

Section 2.15 Licenses and Permits. The Company has all Governmental Authorizations, license, franchise, permit, Order, registration, certificate, approval or other similar authorization issued to the Company affecting, or relating in any way to, the assets or business of the Company (collectively, the “Permits”) necessary to carry on its business as now conducted. Section 2.15 of the Company Disclosure Schedule correctly sets forth a list of each Permit, and each pending application for any Permit, together with the name of the Government Agency or entity issuing such Permit or with which such application is pending. Except as set forth in Section 2.15 of the Company Disclosure Schedule, (a) the Permits are valid and in full force and effect, (b) the Company has not been in violation of or default under, and no condition exists that with notice or lapse of time or both would constitute a violation of or default under, the Permits, (c) no proceeding is pending or, to the Shareholders’ Knowledge, threatened, to revoke or limit any Permit and (d) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Contemplated Transactions. The Company is in compliance in all material respects with the terms of such Permits.

Section 2.16 Governmental Contracts. The Company (i) is not a party to, nor is the Company or any of its assets bound or affected by, any Government Contract, and (ii) has not submitted any Government Contract Proposal.

Section 2.17 Proprietary Rights.

(a)       Company IP Rights. Section 2.17(a) of the Company Disclosure Schedule sets forth a list of the all Intellectual Property Rights that are used in or necessary to the operation of the Company or its business (the “Company IP Rights”), including without limitation all: (i) patents and patent applications, along with, for any and all of the foregoing, any and all inventions described in the patents or patent applications, in the United States, its territorial possessions and all foreign countries, and in any and all continuations-in-part, continuations, divisions, substitutes, reissues, extensions thereof, together with all Claims for damages or injunctive relief by reason of infringements of any patents issuing from such patent applications, with the right to sue for past infringement and collect for same; (ii) trademarks and applications therefor; (iii) copyrights and applications therefor; (iv) Internet domain names, (v) Licensed Intellectual Property, excluding Off-the-Shelf Software having aggregate perpetual license fees of under $5,000; (vi) trade secrets and know-how; and (vii) software (in both object code and source code form), specifications, drawings, and other technical documentation related to the Company business.

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(b)       Ownership. Subject to Section 2.17(b) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the right, title and interest in and to all Company IP Rights (with the exception of the Licensed Intellectual Property) (the “Owned Intellectual Property”). All patents, registrations and applications for Owned Intellectual Property (i) are valid, subsisting and in proper form, and have been duly maintained, including the timely submission of all necessary filings, fees and Taxes in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and no patent, registration or application therefor is the subject of any opposition, interference, cancellation proceeding or other legal or governmental proceeding before any Governmental Authority in any jurisdiction.

(c)       Licenses to Company. The Licensed Intellectual Property is licensed pursuant to valid and binding agreements that are enforceable by the Company in accordance with their terms and, other than as set forth in Section 2.17(c) of the Company Disclosure Schedule, in connection with the Contemplated Transactions, are not deemed to be assigned or otherwise are freely assignable under such agreements without consent or approval of any third party. The Company, and, to the Company’s Knowledge, any other party to any such agreement is not in default or breach in any material respect under the terms of any such agreements and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a material breach or default thereunder. The computer software used by the Company in the conduct of its business was either (i) developed by employees of the Company within the scope of their employment, (ii) developed on behalf of the Company by a third party, and in each case all ownership rights therein have been assigned or otherwise transferred to or vested in the Company pursuant to written agreements, (iii) licensed or acquired from a third party pursuant to a written license, assignment, or other contract that is in full force and effect and of which the Company is not in material breach or (iv) open source software.

(d)       Licenses from Company to Third Parties. Except as set forth in Section 2.17(d) of the Company Disclosure Schedule, the Company has not has granted any licenses to another Person with respect to the Owned Intellectual Property. The Company has not granted any Person an exclusive license under any Owned Intellectual Property. Except as set forth in Section 2.17(d) of the Company Disclosure Schedule, the Company has not entered into any consent, indemnification, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to any Intellectual Property Rights.

(e)       Government Rights. Except as disclosed in Section 2.17(e) of the Company Disclosure Schedule, the Company has not provided to the U.S. Government any ownership rights in the Owned Intellectual Property. Except as disclosed in Section 2.17(e) of the Company Disclosure Schedule, the Company has not provided to the U.S. Government greater intellectual property rights to use third-party materials than have been granted to the Company.

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(f)       Adverse Effect. The Contemplated Transactions will not result in any termination, loss or impairment of any Company IP Right nor require payment by the Company of any fee to owners of any Licensed Intellectual Property.

(g)       Encumbrances. The Company has not assigned, hypothecated or otherwise encumbered title in and to any of the Owned Intellectual Property and other than as disclosed on Section 2.17(g) of the Company Disclosure Schedule, is not obligated to pay any further sums to another Person for the use of the Licensed Intellectual Property or Owned Intellectual Property equal to or greater than $10,000 in the aggregate. The Company has no agreement or obligation to pay any employee or consultant any sums for the use by the Company of any Intellectual Property Rights. The Owned Intellectual Property was written and created solely by either (i) current and former employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company pursuant to the agreements set forth in Section 2.17(g) of the Company Disclosure Schedule or (ii) by third parties who have validly and irrevocably assigned all of their rights in and to the Owned Intellectual Property, including all Intellectual Property rights therein, to the Company.

(h)       Infringement. Except as disclosed in Section 2.17(h)(1) of the Company Disclosure Schedule, (i) to the Company’s Knowledge, there are no infringements by any other party of any of the Owned Intellectual Property, (ii) there are no pending or, to the Company’s Knowledge, threatened Claims against any Person, who would be entitled to indemnification by the Company for such Claims, that the Owned Intellectual Property infringes any other Person’s Intellectual Property, (iii) making, using or selling the Company’s products and/or services, as currently designed, does not infringe any third party’s Intellectual Property Rights in existence as of the Closing and (iv) except as disclosed in Section 2.17(h) of the Company Disclosure Schedule, there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in or be the basis for any such liability in the future. Except as disclosed in Section 2.17(h)(2) of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any Person against any charge of infringement of any of the Company’s Intellectual Property, and neither the Company nor to the Company’s Knowledge, such other Person has received any written communication alleging that the Company or such Other Person, by making, using or selling the Company’s Intellectual Property, has violated or infringed the Intellectual Property of any other Person. The Company has not been sued at any time for infringing any Intellectual Property of another Person.

(i)       Know-How. Except as disclosed in Section 2.17(i) of the Company Disclosure Schedule, there have been no disclosures by the Company or any of their Affiliates, to any other Person, other than disclosures to Government Agencies or Persons who are bound to hold such information in confidence pursuant to confidentiality agreements or otherwise by operation of Law, of any algorithm, process, technique, formula, research and development results, financial results, price or cost data or other know-how relating to the business of the Company, the unauthorized public disclosure or use of which could have individually or, in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in Section 2.17(i) of the Company Disclosure Schedule, to the Company’s Knowledge, no employee or former employee has used any algorithm, process, technique, formula, research and development results, financial results, price or cost data or other know-how constituting Intellectual Property of the Company for any purpose other than for the benefit of the Company.

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(j)       Open Source Software. The Intellectual Property Rights used by the Company do not include any open source software.

Section 2.18 Taxes.

(a)       Except as otherwise set forth on Section 2.18(a) of the Company Disclosure Schedule: (i) the Company has timely filed (taking into account any properly granted extensions of time to file) all Tax Returns with the appropriate taxing authorities required to have been filed, and each such Tax Return is correct and complete in all material respects; (ii) all material Taxes due and owed by the Company, whether or not shown on any Tax Return, have been timely paid; (iii)  the Company and its officers, directors or employees responsible for Tax matters have complied with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) the Company has not waived any statute of limitations in respect of its Taxes or agreed to any extension of time with respect to a Tax assessment of deficiency, which waiver or extension is currently in effect; (v) no withholding is required under Section 1445 of the Code, in connection with the consummation of the Contemplated Transactions; (vi) the Company has not engaged in any transaction that would constitute a “reportable transaction,” a transaction substantially similar to a “reportable transaction,” or a “tax shelter” within the meaning of Sections 6011, 6111, 6662 or 6707A of the Code and the Treasury Regulations thereunder, and that has not been disclosed on an applicable Tax Return; (vii) the Company has no outstanding ruling requests to the Internal Revenue Service or a state tax authority; (viii) the Company has at no time made, changed or rescinded any express or deemed material election relating to Taxes that is not reflected in any Tax Return; (ix) the Company will not be required to include any item of income in, or exclude any item of deduction from any Tax period ending after the Closing Date as a result of any (a) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date (including installment sale or open transaction), (b) ”closing agreement” as described in Section 7121 of the Code or similar state or local Tax Law, or (c) material prepaid amount received on or prior to the Closing Date; (x) the Company has not been a member of an Affiliate group of corporations within the meaning of Section 1504(a) of the Code that has filed or at any time was required to file a consolidated federal income tax return for any taxable period, and the Company has not been a member of an Affiliate group of corporations that has filed or at any time was required to file a consolidated, combined or unitary income tax return under provisions of state, local or foreign tax Law comparable to Section 1504(a) of the Code for any taxable period; (xi) the Company has no obligation under any agreement or arrangement with any other Person with respect to which it has agreed to accept liability for Taxes of such other Person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax Law), including any liability for Taxes as a transferee or successor, by contract or otherwise; (xii) the unpaid Taxes of the Company do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) set forth or included in the Interim Balance Sheet; (xiii) no payments by the Company to employees required under or contemplated by this Agreement will be non-deductible under Sections 162(a), 162(m) or 280(G) or other similar provisions of the Code concerning non-deductibility of expenses; (xiv) the Company is not the beneficiary of any extension of time within which to file any Tax Returns; (xv) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company; (xvi) the Company has not received any written notice from any Tax authority that such Tax authority currently plans to assess any additional Taxes for any period for which Tax Returns have been filed; (xvii) no Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company; (xviii) the Company has not received from any taxing authority (including jurisdictions in which the Company has not filed Tax Returns) any currently unresolved (A) written notice indicating an intent to open an audit or other review, (B) written request for information related to Tax matters or (C) written notice of deficiency or proposed adjustment for any amount of Tax, proposed, asserted or assessed by any taxing authority against the Company; (xix) the Company has not distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in party by Sections 354, 355 or 361 of the Code; (xx) at no time has a nonresident alien (as defined in Section 7701(b)(1)(B) of the Code) been a shareholder of the Company; (xxi) no liability can be imposed on the Company under Section 4979A of the Code; and (xxii) the Company has not been requested to or participated in an “International Boycott” within the meaning of Section 999 of the Code.

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(b)       Tax Returns. The Company has made available to Purchaser on the Company Data Site (i) complete copies of all Tax Returns of the Company requested by Purchaser, and of all examination reports and statements of deficiencies assessed against or agreed to by the Company for all taxable periods for which the applicable statute of limitations has not yet expired, and (ii) complete copies of all private letter rulings, revenue agent reports, information documents requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests, and any similar documents, submitted by, received by, agreed to by or on behalf of or otherwise relating to the Company with respect to a taxable period for which the statute of limitations has not yet expired. Section 2.18(b) of the Company Disclosure Schedule lists each state, local, county, municipal or foreign jurisdiction in which the Company files or is or has been determined by any Governmental Agency to be required to file a Tax Return or is or has been determined by any Governmental Agency to be liable for any Tax on a “nexus” basis at any time for a taxable period for which the statute of limitations has not expired.

(c)       Partnerships. The Company does not own and has not owned an interest in any Person treated as a partnership for Tax purposes.

Section 2.19 Real Property. The Company has never owned any real property or interest therein. Section 2.11(a)(i) of the Company Disclosure Schedule sets forth a true and complete list of all Real Property Leases and other than the property under the Real Property Leases, the Company has never leased any other real property or interest therein. No third-party claim has been made against the Company or against the landlord under any Real Property Lease based on an event or circumstance occurring on the leased real property or relating to use and occupancy by the Company of the leased real property.

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Section 2.20 Environmental Matters.

(a)       Except as identified in Section 2.20(a) of the Company Disclosure Schedule:

(i)       no notice, notification, demand, request for information, citation, summons or order has been received, no penalty has been assessed, and no investigation, action, Claim or review (or any basis therefor) is pending or, to the Company’s Knowledge, is threatened by any Governmental Authority or other Person with respect to any matters relating to the Company or any Person for which the Company has retained or assumed liability either contractually or by operation of Law, and relating to or arising out of any Environmental Law;

(ii)       no complaint has been filed with respect to any matters relating to the Company and relating to or arising out of any Environmental Law;

(iii)       there are no liabilities of or relating to the Company, of any kind whatsoever whether accrued, contingent, absolute, determined or otherwise, arising under or relating to any Environmental Law, and to the Company’s Knowledge there are no facts, conditions, situations or set of circumstances that would reasonably be expected to result in or be the basis for any such liability;

(iv)       the Company is and has been in compliance with all Environmental Laws in all material respects, and has obtained and is in compliance with all Environmental Permits in all material respects; and

(v)       the Company has never performed or subcontracted for the performance of, at its own facilities or otherwise, any activity involving the disturbance, abatement, repair or removal of any Material of Environmental Concern.

(b)       The Company has not used or disposed of any Materials of Environmental Concern.

(c)       The Company is not subject to any Environmental Laws requiring (i) the performance of site assessment by the Company for Materials of Environmental Concern, (ii) the removal or remediation by the Company of Materials of Environmental Concern, (iii) the giving of notice to, or receiving the approval of, any Governmental Authority by the Company, or (iv) the recording or delivery by the Company to any other Person of any disclosure document or statement pertaining to matters of environmental concern by virtue of the Transactions or as a condition to the effectiveness of any of the Transactions.

(d)       There has been no environmental investigation, study, audit, test, review or other analysis conducted in relation to the current or prior business of the Company or any property or facility now or previously owned, leased or operated by the Company which has not been made available to Purchaser on the Company Data Site at least fifteen (15) days prior to the date of this Agreement.

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For purposes of this Section 2.20, the following terms shall have the meanings set forth below:

“Company” shall include the Company and any entity which is, in whole or in part, a predecessor of the Company.

“Environmental Laws” means any Law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement or contract with any Governmental Authority or other third party, whether now or hereinafter in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting the business of the Company as currently conducted.

“Materials of Environmental Concern” shall mean chemicals, pollutants, contaminants, toxic or hazardous substances, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paints and materials, and radon.

Section 2.21 Insurance Coverage. Section 2.21 of the Company Disclosure Schedule sets forth (a) a true and complete list and description of all insurance policies, fidelity bonds and other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by the Company with respect to the business, assets, properties, operations, employees, officers or directors of the Company (the “Company Policies”), together with a statement of the aggregate amount of Claims paid out, and Claims pending, under each such insurance policy or other arrangement through the date hereof, (b) the dates from which such policies or other arrangements have been in effect, and (c) a description of such risks that the Company has designated as being self-insured. True and complete copies of all such Company Policies have been made available to Purchaser on the Company Data Site. The Company has policies of insurance of the type and, to the Company’s Knowledge, in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company. All such Company Policies are in full force and effect, all premiums due thereon have been timely paid, and the Company is otherwise in compliance in all material respects with the terms and provisions of such policies and arrangements. Furthermore, (i) the Company has not received any notice of cancellation or non-renewal of any such policy or arrangement, nor is the termination of any Company Policy or arrangements threatened, (ii) there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements or in respect of which the underwriters have reserved their rights, (iii) the Company has not received any notice or indication from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company in the future on substantially the same terms as now in effect and (iv) none of such Company Policies provide for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting the Company.

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Section 2.22 Employee Benefit Plans.

(a)       Section 2.22(a) of the Company Disclosure Schedule contains a correct and complete list identifying (i) each “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and (ii) each employment, severance or similar contract, plan, arrangement or policy and each other plan, agreement or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered, contributed to or required to be contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company, or with respect to which the Company or any ERISA Affiliate has any liability, whether direct or indirect, actual or contingent, and whether formal or informal (collectively, the “Employee Plans”). Copies of each such plan (and, if applicable, any related trust agreement and all amendments to such requested plans), together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan, have been furnished to Purchaser. For purposes of this Section 2.22, “ERISA Affiliate” of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

(b)       Neither the Company nor any ERISA Affiliate maintains, or has ever maintained, any Employee Plan that (i) constitutes or constituted a “multiemployer plan,” as defined in Section 3(37) of ERISA, (ii) is or was subject to Title IV of ERISA, (iii) is or was intended to be qualified under Section 401(a) of the Code or any trust forming a part thereof; (iv) is or was a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code). Neither the Company nor any ERISA Affiliate is a party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of interest and/or taxes imposed by Section 409A(a)(1)(B) of the Code.

(c)       Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan, including timely adoption of all amendments required to maintain each such Employee Plan’s compliance with applicable Law. All contributions and payments accrued under each Employee Plan have been discharged and paid on or prior to the Closing Date, other than with respect to any accrued during the payroll period which includes the Closing Date.

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(d)       Except as set forth in Section 2.22(d) of the Company Disclosure Schedule, neither the execution of this Agreement or any other Transaction Documents, nor the consummation of the Contemplated Transactions will (i) entitle any employee or independent contractor of the Company to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable, or result in any other material obligation pursuant to, any Employee Plan. The Company does not have any liability with respect to post employment or retiree health, medical or life insurance benefits for retired, former or current employees of the Company.

(e)       There is no pending or, to the Company’s Knowledge, threatened or contingent Claim against the Company relating to any Employee Plans. No Employee Plan or fiduciary thereof is under review or investigation by any Government Agency or Governmental Authority. No fiduciary of any Employee Plan has breached any fiduciary duty it owes to such Employee Plan or any of its participants.

Section 2.23 Employees.

(a)       Set forth in Section 2.23 of the Company Disclosure Schedule is a true and complete list as of the date of this Agreement of (i) the names and titles of all employees, directors and officers of the Company and (ii) the names of all independent contractors or consultants. Except as set forth in Section 2.23 of the Company Disclosure Schedule, the Company has not entered into an employment agreement, oral or written, with any Person and all employees are “at will” and will not be owed any severance, termination or other special payments or benefits upon termination of employment. Set forth in Section 2.23 of the Company Disclosure Schedule is a list of the names of Persons with whom the Company has entered into a separation agreement and general release or similar agreements within the last seven (7) years.

(b)       The Company has engaged CBIZ- Flex-Pay (“Payroll Company”) to facilitate employment tax administration and payroll processing. Notwithstanding the foregoing, all personnel of the Company processed through Payroll Company are employees of the Company, and all references in this Agreement to Company employees, and/or Persons employed by the Company, shall include personnel processed by Payroll Company on behalf of the Company.

Section 2.24 Labor Matters. The Company is in material compliance with all Laws respecting terms and conditions of employment and employment practices, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closing. Each Person employed by the Company who was or is classified by the Company as exempt from overtime requirements under applicable Law was and is properly classified as exempt, and no such Person has any Claim against the Company for wages or benefits relating to being classified as exempt under applicable Law. There exists no basis for the assessment of any unpaid wages with respect to any employees of the Company. All Persons treated as independent contractors or consultants by the Company are not employees under applicable Law, and no such Person has any Claim against the Company for wages or benefits relating to being classified as an independent contractor under applicable Law. There is no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board or any state or local authority or agency. The Company is not and has not been bound by or party to any collective bargaining agreement. There is no labor strike, slowdown, lockout or stoppage or union organization campaign, election or similar action pending or, to the Company’s Knowledge, threatened against or affecting the Company. The Company has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, or similar applicable state Law. The Company has never employed any illegal aliens and has complied with all immigration laws. To the Company’s Knowledge, no employee of the Company has (a) breached any agreement to keep in confidence information acquired by that employee in confidence or in trust prior to that employee’s employment with the Company by disclosing such information to the Company, or (b) through his or her employment by the Company, breached any noncompetition, nonsolicitation or noninterference agreement or used trade secrets of any other Person. During the past three (3) years, no significant accidents or injuries have occurred in the workplace or in work-related activities involving the Company or any of its employees, officers, consultants, directors or contractors.

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Section 2.25 Books and Records. The Company has maintained business records, including books of account, minute books and stock record books, with respect to the assets and its business and operations which are true, accurate and complete in all material respects, and there are no material deficiencies in such business records. True and complete copies of all minute books and all stock record books of the Company have heretofore been made available to Purchaser on the Company Data Site. None of the records, systems, controls, data or information which are material to the operation of the Company’s business are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether or not computerized) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct Control of the Company.

Section 2.26 Customers; Suppliers. Since January 1, 2016, there has not been (a) any adverse change in the business relationship of the Company with any customer or supplier of the Company’s business or (b) any adverse change in any material term (including payment terms) of the customer or supplier agreements or related agreements with any such customer or supplier. To the Company’s Knowledge, no customer or supplier of the Company’s business intends to cease doing business with the Company or materially decrease the amount of business it does with the Company.

Section 2.27 Customer or Third-Party Approval. All work substantially completed by the Company prior to the Closing Date which will require either customer or third-party approval or acceptance but which has not yet received the required customer or third-party approval or acceptance will meet all material requirements and specifications of the applicable contract as modified through the Closing Date in all material respects.

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Section 2.28 Absence of Unlawful Payments. The Company (including any of its officers, directors, agents, distributors, employees or other Person associated with or acting on its behalf) has not, directly or indirectly, taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder or any similar anti-corruption or anti-bribery Laws applicable to the Company in any jurisdiction other than the United States (in each case, as in effect at the time of such action) (collectively, the “FCPA”) or used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly, except for any of the foregoing which is no longer subject to potential claims of violation as a result of the expiration of the applicable statute of limitations. The Company has established reasonable internal controls and procedures intended to ensure compliance with the FCPA.

Section 2.29 International Trade. The Company has not unlawfully exported, disclosed, released or otherwise provided access to information, software, technical data or technical assistance that is Controlled for export under, and has at all times been in compliance with, the International Traffic in Arms Regulations (ITAR), Export Administration Regulations (EAR) and/or other applicable export or sanction Law.

Section 2.30 Service or Product Liability. There is no action or suit, proceeding, or to the Company’s Knowledge, inquiry or investigation, by or before any court or Governmental Authority pending or, to the Company’s Knowledge, threatened against or involving the Company relating to any services performed by the Company that are alleged to have been defective or improperly rendered or not in compliance with contractual requirements or relating to any products or software manufactured, sold, leased, licensed or delivered by the Company which are alleged to be defective or not in compliance with contractual requirements; nor, to the Company’s Knowledge, is there any basis for or any event or circumstances that might give rise to any such action, suit or proceeding, inquiry or investigation, Claim or notice. The Company has no liability (and to the Company’s Knowledge, there is no basis for any present or future action, suit, proceeding, inquiry, investigation, charge, complaint, Claim, notice or demand against it giving rise to any liability) arising out of injury to individuals or property as a result of the ownership, possession, or use of any services, products or software designed, manufactured, sold, leased, licensed or delivered by the Company.

Section 2.31 Finders’ Fees. No broker, finder, agent or similar intermediary has acted on behalf of the Company or the Shareholders in connection with this Agreement or the Contemplated Transactions, and there are no brokerage commissions, finders’ fees or similar fees or commissions payable by the Company in connection therewith based on any agreement, arrangement or understanding with the Company or the Shareholders.

Section 2.32 Bank Accounts and Powers of Attorney. Set forth in Section 2.32 of the Company Disclosure Schedule is an accurate and complete list showing (a) the name and address of each bank or other depository with which the Company has an account and/or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto, and (b) the names of all Persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereto.

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Section 2.33 Consortium Agreement. True and complete copies of all Consortium Agreements, in each case as amended to date, have been made available to Purchaser on the Company Data Site. Each Consortium Agreement constitutes a valid and binding obligation of the Company and is in full force and effect in all material respects. Each Consortium Agreement is enforceable against the Company, as applicable, and, to the Company’s Knowledge, the other parties thereto in accordance with its terms, subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding at equity or at Law), and except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to creditors’ rights. The Company is not in default under or breach of any Consortium Agreement, and no event or circumstance has occurred that, with notice or lapse of time or both, would (i) constitute any default or breach thereunder, (ii) impair or alter the rights of the Company or any third party, (iii) give rise to a right of termination, cancellation, amendment or acceleration, or (iv) result in the creation or imposition of any Lien on any assets or properties of the Company. Neither the Company, nor, to the Company’s Knowledge, any other Person intends to terminate (whether for cause or convenience) or default under any Consortium Agreement before the expiration of its stated term, if any, and, no Person intends not to renew such contract, if renewable by its terms. Except as set forth in Section 2.33 of the Company Disclosure Schedule, no Claim for non-performance of any Consortium Agreement is pending or, to the Company’s Knowledge, threatened. There are no pending renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under any Consortium Agreement, and no Person has requested any such renegotiation. Except as separately identified in Section 2.5 of the Company Disclosure Schedule, no approval or consent of any Person is needed in order that the Consortium Agreements continue in full force and effect following the consummation of the Transactions.

Section 2.34 Full Disclosure. No representation, warranty or other statement of the Company or the Shareholders contained in this Agreement contains an untrue statement of material fact or omits to state a material fact necessary in order to make such representation, warranty or other statement, in light of the circumstances under which it was made, not misleading. Neither the Company nor any of the Shareholders has withheld from Purchaser any documents or other information in its possession that, taken as a whole with all other documents and information in the Company’s or the Shareholders’ possession, (i) would lead a reasonable Person in Purchaser’s position to conclude that any such representation, warranty or other statement is untrue in any material respect, or (ii) would be material to the decision of a reasonable Person in Purchaser’s position to execute this Agreement and consummate the Transaction. The Company or the Shareholders have made available on the Company Data Site true, correct and complete copies of the Certificate of Incorporation, Bylaws, and all other material organizational and constituent documents and minute books of the Company (including stock ledger) and all Material Contracts, Financial Statements, Tax Returns and insurance policies referred to in this Agreement.

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ARTICLE IIA.
REPRESENTATIONS AND WARRANTIES OF
COMPANY SHAREHOLDERS

Each Shareholder, severally and not jointly, represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows:

Section 2A.1  Valid Title. Such Shareholder is the sole, true, and lawful owner of the type and number of shares of Company Common Stock in the amount set forth in Section 2.3 of the Company Disclosure Schedule, free and clear of any and all Claims, Liens, and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares). Except as set forth on Section 2.3 of the Company Disclosure Schedule, such Shareholder owns no securities of the Company or options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any securities of the Company. Except as set forth on Section 2.3 of the Company Disclosure Schedule, none of such Shareholder's shares of Company Common Stock is subject to any voting trust or other agreement or arrangement with respect to the voting of such stock.

Sectioin 2A.2  Authorization; Binding Effect. Such Shareholder has the legal capacity to enter into this Agreement and the Transaction Documents contemplated hereby to which such Shareholder is a party and to consummate the Contemplated Transactions and thereby. This Agreement, the Transaction Documents and each such document to which such Shareholder is or will be a party have been (and as to those yet to be executed, will be) duly executed and delivered by such Shareholder and, when duly authorized, executed and delivered all other parties thereto, will constitute a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 2A.3  Governmental Authorization and Consents. No Governmental Authorization of, filing with, or notice to, any Governmental Authority or any lenders, lessors, creditors, stockholders or any other Person, is required by such Shareholder in connection with the execution, delivery and performance by such Shareholder of this Agreement and each of the documents, agreements, instruments and certificates to which such Shareholder is a party in connection with the Contemplated Transactions, and the consummation by such Shareholder of the transactions contemplated hereunder and thereunder.

Section 2A.4  Non-contravention. The execution and delivery of this Agreement, and each of the documents, agreements, instruments and certificates to which such Shareholder is a party, by such Shareholder, the performance by such Shareholder of his or her respective obligations hereunder and thereunder, and the consummation of the Contemplated Transactions, do not and will not (a) contravene or conflict with any applicable provision of any Law, regulation, rule, judgment, injunction, Order or decree binding upon or applicable to the Shareholder, or (b) contravene or constitute a default under any written agreement or obligation to which such Shareholder is a party by which any of his or her properties or assets are bound.

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Article III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company and the Shareholders as of the date of this Agreement as follows:

Section 3.1 Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and to own the properties and assets it now owns.

Section 3.2 Corporate Authorization; Binding Effect. Purchaser has all requisite corporate power and corporate authority required to enter into this Agreement and all documents, agreements, instruments and certificates contemplated hereby to which it is or will be a party and to consummate the Contemplated Transactions to be consummated by it. The execution and delivery of such documents to which each of Purchaser is or will be a party by Purchaser, and the consummation of the transactions to be consummated by Purchaser hereunder, have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and the Transaction Documents to which each is a party have and/or will be duly executed and delivered by Purchaser, and, when duly authorized, executed and delivered all other parties thereto, such agreements will constitute a valid and binding agreement of such Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 3.3 Governmental Authorization. No Governmental Authorization of, filing with, or notice to, any Governmental Authority or any other Person is required by Purchaser in connection with the execution, delivery and performance by Purchaser of this Agreement or any document to which it is a party in connection herewith and the consummation by Purchaser of the transactions contemplated hereunder to be consummated by it.

Section 3.4 Non-contravention. Except for the approval of the Board of Directors of Purchaser, which has not yet been obtained and which is not required to be obtained in order to make this Agreement a legally binding Agreement of Purchaser, the execution and delivery by Purchaser of this Agreement and the documents, instruments, agreements and certificates contemplated hereby to which it is or will be a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation of the Contemplated Transactions do not and will not (a) contravene or conflict with the Certificate (or Articles) of Incorporation or Bylaws of Purchaser, or (b) contravene or conflict with any applicable provision of any Law, regulation, rule, judgment, injunction, Order or decree binding upon or applicable to Purchaser in any material respect.

Section 3.5 Litigation. There is no action, suit, investigation or proceeding pending against or, to Purchaser’s Knowledge, threatened against or affecting Purchaser before any court or arbitrator or any governmental body, agency or official, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the Contemplated Transactions.

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Article IV
CONDUCT OF BUSINESS

Section 4.1 Conduct of Business by the Company Pending the Transaction. The Company and the Shareholders covenant and agree that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, unless Purchaser shall otherwise agree in writing, the Company shall in all material respects conduct its business only in the ordinary course of business, and the Company shall use reasonable efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other Persons with which the Company has significant business relations, with the intent that such goodwill and ongoing business relationships shall be unimpaired at the Closing Date, provided, however that prior to Closing the Company shall, notwithstanding anything herein to the contrary, be permitted to distribute to the Shareholders any cash or cash equivalents of the Company, subject to the effects of Section 1.9 hereof. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, directly or indirectly, undertake any of the following actions without the prior written consent of Purchaser, unless otherwise expressly provided for in this Agreement:

(a)       amend or otherwise change the Certificate of Incorporation or Bylaws of the Company;

(b)       issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class other than pursuant to the exercise of Stock Options outstanding on the date of this Agreement, or any options, warrants, convertible securities, exchangeable securities or other rights of any kind to acquire any shares of capital stock of any class, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its Affiliates;

(c)       sell, pledge, dispose or encumber any assets of the Company (other than sales and dispositions in the ordinary course of business);

(d)       (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (ii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of its securities, including, without limitation, shares of Common Stock or any option, warrant, convertible or exchangeable securities or other right, directly or indirectly, to acquire shares of Common Stock, or propose to do any of the foregoing, except for the termination of any arrangement providing for the issuance of shares thereunder;

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(e)       (i) acquire (by consolidation, or acquisition of stock or assets) any material property or assets, make any investment in, or make any capital contributions to, any corporation, partnership or other business organization or division thereof, (ii) incur any Indebtedness, make any loans or advances, (iii) enter into, terminate or amend any Material Contract or agreement other than in the ordinary course, (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $15,000; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

(f)       (i) increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees, other than increases consistent with past practices; provided such increases in the aggregate, shall not exceed four percent (4%), (ii) grant any severance or termination pay to, or enter into any severance agreement or other agreement providing for severance payments with, any director, officer or other employee of the Company, (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, (iv) enter into any employment or consulting agreement, (v) except as otherwise expressly contemplated by this Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits, or (vi) enter into, amend, waive or terminate any agreement or arrangement with any director, officer, employee or consultant, which limits or restricts the director, officer, employee or consultant from engaging or competing in any business or in any geographic area;

(g)       take any action to change material accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

(h)       make any material Tax election inconsistent with past practice, or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations;

(i)       pay, discharge or satisfy any Claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice;

(j)       enter into any compromise or settlement of, or take any material action with respect to, any litigation, action, suit, claim, proceeding or investigation;

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(k)       adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other material reorganization (other than the Transaction);

(l)       enter into any agreement, understanding or commitment that restrains, limits or impedes the Company’s ability to compete with or conduct any business or line of business;

(m)       plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Company;

(n)       enter into any new agreement in an amount in excess of $15,000 (other than contracts with customers entered into in the ordinary course of business consistent with past practice) or which will remain in effect for longer than one year from the date hereof or with terms other than ordinary course of business terms consistent with past practice;

(o)       assign, license, transfer or impair in any way the Owned Intellectual Property of the Company, such prohibited activities to include, without limitation, licensing of the Company’s software, technology or Owned Intellectual Property to any third party, disclosure of any trade secrets to any third party with or without a non-disclosure agreement or pledging the Company’s software, technology or Owned Intellectual Property as collateral in any manner (except for non-exclusive licenses of Owned Intellectual Property of the Company to customers of the Company in the ordinary course of customer contracts consistent with Company’s past practice); or

(p)       take, or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through (o) above, or any action which would make any of the representations or warranties of the Company and/or Shareholders contained in this Agreement untrue or incorrect in any material respect, prevent the Company from performing, or cause the Company not to perform, its covenants hereunder or that would or could reasonably be expected to, result in any of the conditions of the Transaction set forth in Article VI not being satisfied.

Section 4.2 Filing of Tax Returns.

(a)       The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of the Company that are required to be filed on or prior to the Closing Date (taking into account, for these purposes, any extension of the time to file any such Tax Return), including any amended Tax Returns required for such periods. Unless otherwise required by applicable Law, every material position taken on such Tax Returns shall be reasonably consistent with the methodology and elections employed by the Company in prior years. The Company shall provide Purchaser with copies of any Tax Returns described in the preceding sentence that have not been provided to Purchaser prior to the date hereof.

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(b)       Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for taxable periods ending on or prior to the Closing Date that are required to be filed after the Closing Date. For the avoidance of doubt, the foregoing Tax Returns shall include, without limitation, all applicable federal, state, and local payroll filings of the Company, as well as any Forms W-2 and Forms 1099 or other documents provided to any current or former employee or consultant of the Company with respect to any payments made to such Persons through and including the Closing Date. Unless otherwise required by applicable Law, every material position taken on such Tax Returns shall be reasonably consistent with the methodology and elections employed by the Company in prior years. Purchaser shall permit the Shareholders’ Representative to review and comment on each such Tax Return prior to filing as provided herein. Not less than thirty (30) days before the earlier of the due date of any such Tax Return or the date on which such Tax Returns are to be filed, Purchaser shall furnish a draft of such Tax Return (as proposed to be filed) to Shareholders’ Representative for his review. Not less than fifteen (15) days before the earlier of the due date of any such Tax Return or the date on which any such Tax Return is to be filed, the Shareholders’ Representative shall forward to Purchaser any comments he may have relating to such Tax Return, and Purchaser and the Shareholders’ Representative agree to resolve in good faith any disputes regarding such Tax Return. Not less than five (5) days before the earlier of the due date of such Tax Return or the date on which such Tax Return is to be filed, Purchaser shall forward to the Shareholders’ Representative the Tax Return to be filed. Any dispute regarding such Tax Returns that cannot be resolved by negotiation between Purchaser and the Shareholders’ Representative shall be resolved by the Independent Firm; provided, that, in resolving a dispute with respect to a Tax Return, the Independent Firm shall be bound by the requirement that the Tax Return be prepared in a manner consistent with past reporting practices of the Company unless otherwise required by applicable law only (it being understood that a position is in accordance with applicable law only if there is substantial authority for such position). The fees and expenses of the Independent Firm (a) shall be borne one-half (1/2) severally by the Shareholders in accordance with each Shareholder’s Pro Rata Portion, and (b) shall be borne one-half (1/2) by Purchaser. Purchaser and the Shareholders’ Representative shall make available to the Independent Firm and to each other all relevant books and records and working papers relating to the Tax Return under dispute and all other items reasonably requested by the Independent Firm; provided, that neither party shall not be required to provide any attorney-client privileged documents or communications. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner Purchaser deems correct and the Tax shown as due on such Tax Return shall be paid in accordance with this Section 4.2(b), and if the dispute is subsequently resolved by the Independent Firm in a manner that differs from the manner in which the Tax Return was filed, Purchaser shall file an amended Tax Return in a manner consistent with the resolution of the dispute. Any Tax refund or Tax credit that relates to the portion of a Tax period covered by the Tax Return ending on or before the Closing Date shall be paid to the Shareholders; provided, that to the extent such refund or credit is attributable to a carryback of Tax losses from Tax periods following the Closing Date, it shall belong to Purchaser (it being agreed that Purchaser shall have no obligation to carryback any such losses). All other Tax refunds or credits shall belong solely to Purchaser. Likewise, to the extent not reflected in the Closing Balance Sheet and paid by way of adjustment to the Purchase Price as provided in Section 1.8, such portion of any Taxes paid by Purchaser which relates to the portion of any such taxable period ending on the Closing Date shall be reimbursable to Purchaser by the Shareholders, jointly and severally. For purposes of this Section 4.2(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

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(c)       Purchaser and the Shareholders’ Representative shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 4.2 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Shareholders’ Representative agree to (i) retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Shareholders’ Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Shareholders’ Representative, as the case may be, shall allow the other party to take possession of such books and records. In addition, Purchaser and the Shareholders’ Representative will, to the maximum extent allowed by applicable Law, elect with the relevant taxing authorities to treat the portion any Tax periods described in Section 4.2(b) that begins before the Closing Date as a short taxable period that ends on the Closing Date.

(d)       All transfer, documentary, sales, use, stamp, registration and other similar such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be promptly paid by Shareholders in accordance with their respective Pro Rata Portion. Any such Taxes of the Company not paid by the Shareholders shall be reimbursed to Purchaser out of the Holdback Amount. Purchaser shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the other parties shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. The expense of such filings shall be paid by the Shareholders by way of prompt offset/reimbursement out of the Holdback Amount.

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(e)       Purchaser shall have full responsibility for and discretion in handling any Tax controversy relating to a Tax period ending on or prior to or subsequent to the Closing Date. The Shareholders’ Representative shall furnish to Purchaser or give Purchaser access to all material relevant information in its possession concerning the Tax controversy that is the subject of such proceeding. The Shareholders’ Representative shall have the right to participate in the defense or settlement of such straddle proceeding, at its sole cost and expense, through its own legal counsel. Purchaser shall not settle or compromise a claim or consent to the entry of any judgment that would adversely affect the Shareholders (or the Company for any period or portion thereof ending on or before the Closing Date) without the prior written consent of the Shareholders’ Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

Article V
COVENANTS

Section 5.1 Access to Information; Confidentiality. Upon reasonable notice the Company and the Shareholders shall afford, to the officers, employees, accountants, counsel, financial advisors and other representatives of Purchaser reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser may reasonably request, and the Company and the Shareholders shall make available to Purchaser the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Purchaser may reasonably request.

Section 5.2 Consents; Approvals. The Company and the Shareholders shall each use their best efforts to take all appropriate action to do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate the Transaction and the other Contemplated Transactions, including, without limitation, using their best efforts to obtain all consents, waivers, approvals, authorizations or orders of Governmental Authorities and parties to contracts (including Material Contracts) with the Company, and the Company shall make all filings including, without limitation, all filings with Governmental Authorities required in connection with the authorization, execution and delivery of this Agreement by the Company and the Shareholders, and the consummation by the Company and the Shareholders of the Contemplated Transactions and to fulfill the conditions to the Transaction.

Section 5.3 Litigation and Investigations Support. If and for so long as any party hereto is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand involving a third party in connection with (a) the Contemplated Transactions, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, or its business or properties, including audits or reviews of pricing data, product quality, product failure or government property instituted by any Governmental Authority or current or former customer of the Company or Purchaser, the Shareholders’ Representative will cooperate with the contesting or defending party and its counsel in the contest or defense, and provide such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor as provided in this Agreement).

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Section 5.4 No Solicitation of Competing Transaction. Until the earlier of the Closing Date or the termination of this Agreement in accordance with Article VII, the Company and the Shareholders shall not (and the Company and the Shareholders shall cause their Affiliates, officers, directors, employees, representatives and agents, including investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person or group (other than Purchaser, any of their Affiliates or representatives) concerning any Acquisition Proposal. The Company and the Shareholders shall not enter into any agreement with respect to any Acquisition Proposal. Upon execution of this Agreement, the Company and the Shareholders shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and the Company and the Shareholders shall request (or if it has the contractual right to do so, demand) the return of all documents, analyses, financial statements, projections, descriptions and other data previously furnished to others in connection with efforts to sell the Company. The Company and the Shareholders shall promptly notify Purchaser of the existence of any proposal or inquiry received by the Company or the Shareholders, and the Company and the Shareholders shall promptly communicate to Purchaser the terms of any proposal or inquiry which any of them may receive (and shall immediately provide to Purchaser copies of any written materials received by the Company or the Shareholders (or a summary of all material terms if oral) in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry.

Section 5.5 Notification of Certain Matters. Until the earlier of the Closing Date or the termination of this Agreement in accordance with Article VII, the Company and the Shareholders shall give prompt notice to Purchaser if any of the following occurs after the date of this Agreement: (a) any notice of, or other communication relating to, a breach, default, or event which with notice or lapse of time or both could become a breach or default, under any Material Contract; (b) receipt of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions, other than a consent disclosed pursuant to Section 2.5 or Section 2.6 of the Company Disclosure Schedules; (c) receipt of any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions; (d) the occurrence or non-occurrence of any fact or event which could reasonably be expected to cause any covenant, condition or agreement hereunder not to be complied with (including those in Article VI) or satisfied in any material respect or any representation or warranty to be breached in any material respect; (e) the commencement or threat of any litigation or government investigation involving or affecting the Company or any of its properties or assets; (f) notice of any cancellation or material change in any insurance maintained by the Company, and (g) the occurrence of any event that, had it occurred prior to the date of this Agreement would have constituted a Material Adverse Effect. The delivery of any notice pursuant to this Section 5.5 or otherwise after execution of this Agreement shall not be deemed to cure any breach of any representation, warranty, or covenant or limit or affect the remedies of the party receiving the notice.

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Section 5.6 Further Action. Upon the terms and subject to the conditions hereof, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Contemplated Transactions, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

Section 5.7 Preliminary Closing Balance Sheet; Interim Balance Sheet.

(a)       Concurrently with the Shareholders’ Representative’s delivery of the Preliminary Closing Balance Sheet and Preliminary Working Capital Statement pursuant to Section 1.9(a), the Shareholders’ Representative will deliver a certificate certifying that the Preliminary Closing Balance Sheet and Preliminary Working Capital Statement was prepared in good faith and presents fairly in all material respects the financial position, assets and liabilities of the Company as of the Closing, based on assumptions believed to be true at the time of preparation, and prepared in accordance with GAAP.

(b)       The Company shall provide to Purchaser as soon as practicable (but no more than fifteen (15) days) after the end of each calendar month prior to the Closing Date (i) financial statements of the Company, consisting of a balance sheet as of the end of such month and an income statement for that month and for the portion of the year then ended, (ii) a schedule of one-time and personal add-backs, including a brief description of each such add-back, to the income statement included in such interim financial statements that includes the same add-back items that were included in the pro forma financial statements, and (iii) a certificate (each, an “Interim Financials Certificate”) certifying that each set of interim financial statements and other financial information to be delivered to Purchaser pursuant to this Section 5.7: (A) presents fairly in all material respects the financial position, assets and liabilities of the Company as of the dates thereof and the revenues, expenses, results of operations and cash flows of the Company for the period covered thereby as of the dates and for the period covered thereby, in each case in conformity with GAAP and, to the extent consistent with GAAP, the Company’s past accounting practices applied consistently during such periods in accordance with the past accounting practices of the Company, subject to the lack of footnote disclosures; (B) is in accordance with the books and records of the Company, does not reflect any transactions which are not bona fide transactions; (C) makes full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company as of the date thereof; and (D) does not include any assets or liabilities of any other Person.

Section 5.8 Updating of Company Disclosure Schedule. The Company and the Shareholders shall notify Purchaser of any changes, additions, or events which may cause any change in or addition to the Company Disclosure Schedule delivered by the Company and the Shareholders under Article II promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to all such Company Disclosure Schedule. No such notification shall cure any misrepresentation or breach of any representation, warranty or covenant of the Company and the Shareholders, nor shall any such notification be considered to constitute or give rise to a waiver by Purchaser of any condition set forth in this Agreement except to the extent Purchaser specifically agrees thereto in writing.

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Article VI
CONDITIONS TO THE CLOSING

Section 6.1 Conditions to Obligation of Each Party to Effect the Transaction. The respective obligations of each party to effect the Transaction shall be subject to the satisfaction or waiver to the extent permissible under Law at or prior to the Closing Date of all the following conditions:

(a)       Orders, Injunctions. No foreign or domestic Law, Order, injunction, judgment or decree that prohibits, restrains, enjoins or otherwise prohibits (whether temporarily, preliminarily or permanently) consummation of the Transaction shall have been enacted, issued, promulgated, enforced or entered by any court or Governmental Authority of competent jurisdiction and there shall not be pending any suit, action or proceeding by any Governmental Authority which seeks to restrain, enjoin or otherwise prohibit (whether temporarily, preliminarily or permanently) consummation of the Transaction; provided, that each of the parties hereto shall have used its reasonable best efforts to prevent any such enactment, issuance, promulgation, enforcement or entry and to appeal as promptly as practicable any such Law.

Section 6.2 Additional Conditions to Obligation of Purchaser to Effect the Transaction. The obligations of Purchaser to effect the Transaction and consummate the other Contemplated Transactions are also subject to the satisfaction or waiver by Purchaser at or prior to the Closing of the following conditions:

(a)       Representations and Warranties. Without giving effect to any supplement to the Company Disclosure Schedule, the representations and warranties of the Company and the Shareholders set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company and the Shareholders set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company and by each of the Shareholders to such effect.

(b)       Performance of Obligations of the Company. The Company and, as applicable, the Shareholders shall have performed or complied in all material respects with all obligations, covenants and agreements required to be performed by it or them under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

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(c)       Consents and Approvals. All consents and approvals necessary to the consummation of the Contemplated Transactions, including, without limitation, consents from parties to loans, leases and other agreements and consents from any Governmental Authority shall have been duly obtained, each in form and substance reasonably satisfactory to Purchaser.

(d)       Board of Directors Approval. The Board of Directors of Purchaser shall have approved this Agreement, the Contemplated Transactions and the Closing.

(e)       No Material Adverse Effect. There will not have been any Material Adverse Effect to the Company, and Purchaser will have received a certificate to such effect signed by an executive officer of the Company.

(f)       Non-Competition Agreement. Purchaser shall have received a non-competition agreement substantially in the form of Exhibit A hereto (the “Non-Competition Agreement”), duly executed by each of the Shareholders.

(g)       Employee Retention. Purchaser shall be satisfied in its reasonable judgment that sufficient Company employees shall remain employed by the Company immediately following the Closing Date to continue the business of the Company following the Closing Date.

(h)       Delivery of Books and Records. At the Closing, the Company shall deliver to Purchaser physical possession of all of the tangible assets and properties of the Company, including without limitation, its original Certificates of Incorporation, minute books, stock records and other corporate records, Material Contract files and records, and documentation of all Company IP Rights owned or licensed by the Company.

(i)       Audited Financial Statements. Purchaser shall have received the Audited Financial Statements, along with a certificate certifying that the Audited Financial Statements: (A) presents fairly in all material respects the financial position, assets and liabilities of the Company as of the dates thereof and the revenues, expenses, results of operations and cash flows of the Company for the period covered thereby as of the dates and for the period covered thereby, in each case in conformity with GAAP and, to the extent consistent with GAAP, the Company’s past accounting practices applied consistently during such periods in accordance with the past accounting practices of the Company, subject to the lack of footnote disclosures; (B) is in accordance with the books and records of the Company, does not reflect any transactions which are not bona fide transactions; (C) makes full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company as of the date thereof; and (D) does not include any assets or liabilities of any other Person.

(j)       Resignation of Officers and Directors. The officers and directors of the Company in office immediately prior to the Effective Time will have resigned in writing effective as of the Effective Time.

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(k)       No Other Securities. All (i) options (including, without limitation, the Stock Options), rights, or other securities that entitle the holders thereof to purchase or otherwise acquire any shares of the capital stock of the Company, and (ii) notes, evidence of indebtedness, stock of other securities issued by the Company that are convertible into or exchangeable for any shares of the capital stock of the Company or any securities set forth in clause (i) above (collectively, “Other Securities”), will have been validly terminated or exercised in full and thereby converted into shares of Common Company Stock, in accordance with their current terms and conditions, so that no Other Securities will be outstanding immediately prior to the Effective Time.

(l)       Certificates. The original Certificates in respect of all issued and outstanding shares of Company Common Stock shall have been delivered to Purchaser

(m)        (or purchaser shall have received an affidavit of lost certificate in form reasonably acceptable to Purchaser).No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the consideration payable for the Company Common Stock hereunder.

(n)       Consortium Agreements. Purchaser shall have received assurances, satisfactory to Purchaser in its sole discretion, that (i) all payments due under the Consortium Payments have been made in full and there are no outstanding balances due under any Consortium Agreement as of the Closing; and (ii) all parties to the Consortium Agreements intend to continue under the Consortium Agreements consistent with past practices following the Closing.

(o)       Closing Documents. Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect:

(i)       certificates executed by an executive officer on behalf of the Company, and the Shareholders, each dated the date of Closing (the “Bring-Down Certificate”), certifying (A) that all representations and warranties set forth in Article II and Article IIA are true, accurate and complete as of the Closing Date as if such representations and warranties were made on the Closing Date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall have been true, accurate and correct on and as of such earlier date (other than the date of this Agreement, it being understood that any representation or warranty that by its terms speaks as of the date of this Agreement (and words of similar import) shall be made as of the Closing Date under the Bring-Down Certificate)), and (B) the satisfaction of the conditions precedent contained in Sections 6.2(a) and 6.2(b);

(ii)       a certificate of the Secretary of the Company attaching a true and complete copy of (A) the Company’s Certificate of Incorporation, as amended to date and certified by the Secretary of State of the State of North Carolina, (B) the Bylaws of the Company, as amended to date, (C) resolutions adopted by the Board and all Shareholders of the Company approving the Agreement, the Transaction and the Contemplated Transactions;

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(iii)       certificates from appropriate authorities as to the good standing of, and payment of all required fees by the Company in its jurisdiction of organization and each jurisdiction in which it is qualified to do business as a foreign entity, as of a recent date prior to Closing;

(iv)       the FIRPTA Certificates;

(v)       a General Release of Claims substantially in the form of Exhibit B, (the “Shareholder Release”), duly executed by each of the Shareholders;

(vi)       a Payoff Letter in form and substance satisfactory to Purchaser from each of the Persons referenced in Section 1.10, confirming amounts due from the Company;

(vii)       a copy of the Company Data Site, in a format acceptable to Purchaser in its sole discretion, including any secured folders located therein;

(viii)       an IRS Form W-9 or the appropriate version of IRS Form W-8, as applicable, duly executed by each Shareholder; and

(ix)       such other documents as Purchaser may reasonably request for the purpose of (A) evidencing the accuracy of any of the Shareholder’s representations and warranties, (B) evidencing the performance by the Shareholder or the Company of, or the compliance by the Shareholder or the Company with, any covenant or obligation required to be performed or complied with by such Shareholder or the Company, (C) evidencing the satisfaction of any condition referred to in Section 6.2, or (D) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

Section 6.3 Additional Conditions to Obligation of the Company and the Shareholders to Effect the Transaction. The obligation of the Company and the Shareholders to effect the Transaction and consummate the other transactions contemplated hereby is also subject to the satisfaction by Purchaser or waiver by the Company and the Shareholders the following conditions:

(a)       Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Purchaser set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser to such effect.

(b)       Performance of Obligations of Purchaser. Purchaser shall have performed or complied in all material respects with all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser to such effect.

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Article VII
TERMINATION

Section 7.1 Termination. This Agreement may be terminated at any time prior to the Closing, notwithstanding approval thereof by the shareholders of the Company:

(a)       by mutual written consent of Purchaser and the Shareholders’ Representative;

(b)       by either Purchaser or the Shareholders’ Representative, if a court of competent jurisdiction or Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party who has not complied with its obligations under Section 5.2 and Section 5.6 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

(c)       by either Purchaser or the Shareholders’ Representative, if the Effective Time shall not have occurred on or before June 30, 2017; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, such failure of the Closing to occur; and

(d)       by Purchaser or the Shareholders’ Representative, (i) if any representation or warranty of the other set forth in this Agreement that are qualified by reference to materiality shall not be true and correct or any representation or warranty of the other set forth in this Agreement that is not qualified by reference to materiality shall not be true and correct in all material respects in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, or (ii) upon a breach of or failure to perform in any material respect any covenant or agreement on the part of the other set forth in this Agreement, except in each of (i) and (ii) above, where the failure to perform such covenants or agreements or the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect (either (i) or (ii) above being a “Terminating Breach”).

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, (a) this Agreement shall forthwith become void and have no further force or effect, and (b) the parties shall have no further liability under this Agreement; provided, that if this Agreement is terminated by (x) a party because of a Terminating Breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations hereunder, the terminating party’s right to pursue all legal remedies and the other party’s liability in respect thereof shall survive such termination unimpaired, or (y) Purchaser, if the Company or any Shareholder has breached the terms of Section 5.1 or Section 5.4, in which case, the Company shall immediately pay for or reimburse Purchaser for its reasonable out-of-pocket expenses incurred by it or on its behalf in connection with the proposed Transaction, including but not limited to attorney’s fees and accountant’s fees. Notwithstanding the foregoing, the obligations of the parties contained in this Section 7.2, and in the NDA shall survive any such termination.

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Article VIII
INDEMNIFICATION

Section 8.1 Indemnification by Shareholders. Each of the Majority Shareholders shall, jointly and severally, and all other Shareholders, severally and not jointly, shall indemnify, defend and hold harmless in the manner and subject to the limitations and qualifications set forth in this Article VIII, Purchaser and its Affiliates (which shall include the Company following the Effective Time) and their respective officers, directors, agents, employees, subsidiaries, partners, members, controlling persons, agents, accountants, attorneys, successors and assigns (each, an “Purchaser Indemnitee”) from and against any and all, actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations or written threats thereof, including, without limitation, any claim by a third party (collectively, “Claims”), and/or Losses resulting from or arising out of:

(a)       any breach of any representation or warranty by (i) the Company or any of the Shareholders in this Agreement and/or the Bring-Down Certificate, and (ii) the Company or any of the Shareholders in any Transaction Documents, in each case of clauses (i) and (ii), (which breach shall be determined for purposes of this Article VIII without regard to any qualification based on materiality or Material Adverse Effect contained in such representations and warranties), including any certificate delivered in connection therewith;

(b)       (i) any breach by any Shareholder or (ii), prior to the Closing, the Company, in each case of clauses (i) and (ii), of any covenant or obligation of any such Person in this Agreement or any Transaction Document or any certificate delivered therewith;

(c)       notwithstanding any matter listed in the Company Disclosure Schedule, (i) any Taxes imposed on the Company or any Shareholder for any period ending on or before the Closing Date (or for the portion of any period up through the Closing Date to the extent a period does not close on such date), including without limitation any Taxes, fees and expenses for which Purchaser is entitled to be reimbursed pursuant to Section 4.2(b); and (ii) Taxes otherwise imposed on the Company or any Shareholder by virtue of the Transaction and any Contemplated Transactions, including without limitation any Taxes, fees and expenses for which Purchaser is entitled to be reimbursed pursuant to Section 4.2(d);

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(d)       notwithstanding any matter listed in the Company Disclosure Schedule, any claim by a current Company equity holder, former Company equity holder or any other Person following the Effective Time seeking to assert, or based upon the following: (i) ownership or rights to ownership of any stock, options, warrants or other rights to acquire stock of the Company; (ii) any rights of an equity holder of the Company in the capacity of an equity holder, including any option or preemptive rights or rights to notice or to vote (together with the rights described under (i), the “Ownership Rights”); (iii) any Ownership Rights under any of the Company charter documents or any other agreement with the Company; (iv) any claim regarding any issuance, reissuance, cash-out, termination or cancellation of any stock, options or other securities by the Company; (v) any Claim that his, her or its securities of the Company were wrongfully repurchased or transferred by the Company; or (vi) the Funds Flow Memorandum and any information contained therein;

(e)       any Indebtedness of the Company existing prior to the Closing;

(f)       any litigation, arbitration or suit against the Company or any of its directors, officers or employees in their capacity as such that relates to events occurring or circumstances existing prior to the Closing, by any Person other than Purchaser or any of its Affiliates or any of their successors;

(g)       any Transaction Expenses;

(h)       any amounts payable to the Company’s employees (whether under the Company’s Employee Plans or otherwise) by reason of the Transaction being deemed a termination of the employment of the Company’s employees or contractors, including, without limitation, the following (for clarity, but only to the extent the obligation arises by reason of the Transaction being deemed a termination of employment of the Company’s employees or contractors): severance, salary, commission, bonus, incentives, vacation pay or other benefit accruals or any Termination Liability with respect to such employees or contractors of the Company and their eligible dependents in respect of health insurance under COBRA and any other similar state Laws; and

(i)       any Losses with respect to the termination of any Employee Plan in connection with the Contemplated Transactions (but not including any ordinary administrative costs resulting from Purchaser or the Company’s voluntary termination of an Employee Plan following Closing), any unfunded liability under any such Employee Plan, and/or any accrued but unpaid claim under such Employee Plan.

The parties acknowledge and agree that, if the Company suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Company as a Purchaser Indemnitee) Purchaser shall also be deemed, by virtue of its ownership of the stock of the Company, to have incurred Losses as a result of and in connection with such inaccuracy or breach. The parties further acknowledge and agree that the Company’s obligations hereunder shall expire at the Effective Time.

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Section 8.2 No Contribution; Shareholders’ Representative. The Shareholders shall have no right to seek contribution from the Company with respect to all or any part of any matter, including the indemnification obligations under this Article VIII. In connection with any exercise by Purchaser of its rights hereunder, Purchaser shall be entitled to make all claims through and deal exclusively with the Shareholders’ Representative.

Section 8.3 Indemnification by Purchaser. Purchaser agrees to indemnify, defend and hold harmless in the manner and subject to the limitations and qualifications set forth in this Article VIII, the Shareholders, and their respective agents, representatives, Affiliates, successors and assigns (collectively, the “Company Indemnitees,” and, together with Purchaser Indemnitees, the “Indemnitees”) against, from and in respect of any and all Claims and/or Losses based upon, arising out of, or otherwise in respect of or which may be incurred by virtue of or result from (a) the inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement, and/or (b) any covenant or agreement made by Purchaser in this Agreement or any Transaction Documents or any certificate delivered therewith, except to the extent that any such Losses arise out of or result from a breach by the Company, or the Shareholders of any representations, warranties or covenants in this Agreement and/or any documents, agreements, instruments or certificates contemplated by this Agreement, or any matters for which a Purchaser Indemnitee has a right of indemnification pursuant to Section 8.1.

Section 8.4 Survival. All representations and warranties of the parties contained in this Agreement shall, subject to the limitations set forth in this Section 8.4, survive the Closing. The representations and warranties contained in or made pursuant to this Agreement and/or any documents, agreements, instruments or certificates contemplated by this Agreement, and the indemnity obligations based on a breach of such representations and warranties under Section 8.1(a) and 8.3(a) shall terminate on, and no Claim or action based solely thereon may be initiated after the Holdback Release Date; provided, that (i) the representations and warranties under Section 2.16 (Government Contracts), Section 2.17 (Proprietary Rights), Section 2.22 (Employee Benefit Plans) (the “Extended Representations”) and the related indemnity obligations under Section 8.1(a) shall survive until the date that is the third (3rd) anniversary of the Closing Date, and (ii) the representations and warranties under Section 2.1 (Organization and Qualification), Section 2.2 (Certificate of Incorporation and Bylaws), Section 2.3 (Capitalization), Section 2.4 (Authority Relative to this Agreement), Section 2.18 (Taxes), Section 2.20 (Environmental Matters), Section 2A.1 (Valid Title), Section 2A.2 (Authorization; Binding Effect) (the “Fundamental Representations”) and the related indemnity obligations under Section 8.1(a) shall survive until the date that is the tenth (10th) anniversary of the Closing Date. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement shall survive the execution and delivery hereof and the consummation of the Contemplated Transactions until the expiration of the applicable statute of limitations (including any extensions or waivers thereto). Notwithstanding any other provision of this Agreement, if any Claim for Losses is asserted by any Indemnitee prior to the termination of the representation, warranty or indemnification obligation, the rights of such Indemnitee shall continue with respect to such Claim until the resolution and satisfaction thereof even if not finally resolved until after such termination. It is the express intent of the parties that, if the applicable survival period for an item as contemplated by this Section 8.4 is shorter or longer than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced or extended to the survival period contemplated hereby. The parties further acknowledge that the time periods set forth in this Section 8.4 for the assertion of claims under this Agreement are the result of arms-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

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Section 8.5 Certain Limitations.

(a)       No Claim by a Purchaser Indemnitee or Company Indemnitee for indemnification for claims for breaches of representations and warranties pursuant to Section 8.1(a) or Section 8.3(a), respectively, may be made until the amount of all Losses related to such Claims exceeds $75,000 (the “Basket”) whereupon the Indemnifying Party shall be obligated to pay in full up to the Cap all amounts for indemnification, including the entire amount of the Basket. The indemnification obligations for claims for breaches of representations and warranties pursuant to Section 8.1(a) or Section 8.3(a), respectively, apply, and the Purchaser Indemnitee or Company Indemnitee shall be entitled to exercise indemnification rights under Section 8.1(a) or Section 8.3(a), respectively, only for any individual claim or series of similar or related claims with respect to which the aggregate Losses resulting therefrom exceed $5,000 (and all Losses, if they so exceed $5,000, arising from any such claim or series of similar or related claims shall be fully indemnified and counted toward the Basket).

(b)       The maximum amount of indemnifiable Losses in the aggregate which may be recovered from the Shareholders or Purchaser, respectively, for indemnification for breaches of representations and warranties pursuant to Section 8.1(a) or Section 8.3(a), respectively, and pursuant to Section 7.2(b)(y) with respect to the Shareholders, shall not exceed an amount equal to twenty percent (20%) of the Purchase Price payable to the Shareholders (the “Cap”).

(c)       Notwithstanding the limitations set forth in Section 8.5(a) and Section 8.5(b), neither the Cap nor the Basket shall apply to (i) Claims based on a breach of the Fundamental Representations or the indemnification obligations under Section 8.1(a) with respect to such matters, and (ii) indemnification obligations under Section 8.1(b) through Section 8.1(i) and Section 8.3(b), for which for both clauses (i) and (ii) the maximum amount of indemnifiable Losses in the aggregate which may be recovered from the Shareholders, or the Purchaser, respectively, shall be the Purchase Price payable to the Shareholders, plus (x) if there is a Shareholder Excess, the Company Adjustment Amount, and minus (y) if there is a Purchaser Deficit, the Purchaser Adjustment Amount; provided, however, that the maximum amount of indemnifiable Losses which may be recovered from each Shareholder (other than the Majority Shareholders) with respect to indemnification claims under Section 8.1 of this Agreement, shall not exceed such Shareholder’s Pro Rata Portion of the Purchase Price, plus (x) if there is a Shareholder Excess, the Company Adjustment Amount, and minus (y) if there is a Purchaser Deficit, the Purchaser Adjustment Amount..

(d)       Notwithstanding anything contained in this Agreement to the contrary, (i) no Indemnitee shall be entitled to duplicative recoveries arising out of the same facts or circumstances, or (ii) no Purchaser Indemnitee shall be entitled to indemnification for Losses for which Purchaser has otherwise been compensated pursuant to the adjustments pursuant to Section 1.9.

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(e)       Losses payable under Article VIII shall be calculated after giving effect to proceeds actually received by an Indemnitee or their Affiliates from insurance policies maintained by the Indemnitee or their Affiliates covering the Losses that are the subject of the claim for indemnification); provided that the amount deemed to be recovered under insurance policies will also be net of the deductible for such policies and any increase in the premium (and retro-premium adjustments) for such policies to the extent arising out of or in connection with such Losses.

(f)       The limitations set forth in this Section 8.5 shall not apply to Claims based on fraud or intentional misrepresentation, and any such Claims shall be excluded in calculating the limitations on indemnification obligations of Shareholders set forth in this Section 8.5.

(g)       Following the Closing, indemnification pursuant to the provisions of this Article VIII shall be the exclusive remedy of the parties for any misrepresentation or breach of any warranty or covenant contained in this Agreement (without limiting, and without any prejudice to, any right or remedy set forth in any other Transaction Document); provided, however, nothing in this Agreement shall limit any party’s equitable remedies or any remedy any party hereto may have with respect to fraud or intentional breach.

Section 8.6 Notice of Indemnification Claims; Notice of Claims.

(a)       Promptly after an Indemnitee becomes aware of (i) any facts or events that could give rise to indemnification hereunder, (ii) a Claim made by a third party against such Indemnitee, or (iii) facts or circumstances establishing that an Indemnitee has experienced or incurred Losses subject to indemnification under this Article VIII, then, if the Indemnitee is a Purchaser Indemnitee, such Purchaser Indemnitee shall give to the Shareholders’ Representative, or, if the Indemnitee is a Company Indemnitee, then the Shareholders’ Representative shall give to Purchaser, prompt written notice thereof (in each case, an “Indemnification Notice”). The failure to give notice pursuant to Section 8.6(a) or any other similar notice provision of this Agreement shall not affect or limit the Indemnitee’s rights hereunder except, and then only to the extent that, (A) the delay in giving, or failure to give, the notice is determined by final judgment of a court of competent jurisdiction or an arbitrator of competent authority to have actually and materially prejudiced the recipient’s ability to defend against the Claim or (B) notice is given after the expiration of any applicable survival period set forth in Section 8.4. To the extent practicable under the circumstances taking into account the information readily available to the Indemnitee at such time, the Indemnification Notice will describe with reasonable specificity (x) the nature of and the basis for the set-off or indemnification Claim, including any relevant supporting documentation, and (y) if possible, a reasonable estimate of all Losses associated therewith.

(b)       Procedure in Event of Indemnification Claim. Subject to the limitations in Section 8.4 and Section 8.5 hereof, if an Indemnitee desires to assert an indemnification Claim pursuant to Section 8.1 or Section 8.3, the Indemnitee promptly shall provide an Indemnification Notice in accordance with the procedures set forth in this Section 8.6(a). Subject to Section 8.4 and Section 8.5, if the recipient of a duly and timely delivered Indemnification Notice does not object within thirty (30) days after receipt of the Indemnification Notice to the propriety of the indemnification Claims described as being subject to indemnification pursuant to Section 8.1 or Section 8.3 or the amount of Losses asserted in the Indemnification Notice, the indemnification Claims described and, if applicable, the amount of Losses asserted in the Indemnification Notice shall be deemed final and binding (hereinafter, collectively with any Claims either agreed to between the parties or finally determined in accordance with Section 9.5, “Permitted Indemnification Claims”). If the recipient of a duly and timely delivered Indemnification Notice contests the propriety of an indemnification Claim described in the Indemnification Notice or the amount of Losses associated with such Claim, then such recipient shall deliver to the Indemnitee a written notice detailing with reasonable specificity all specific objections such recipient has with respect to the indemnification Claims contained in the Indemnification Notice (“Indemnification Objection Notice”). If the objecting party and the Indemnitee are unable to resolve the disputed matters described in the Indemnification Objection Notice within fifteen (15) Business Days after the date the Indemnitee received the Indemnification Objection Notice, the disputed matters will be subject to the dispute resolution procedures set forth in Section 9.5 hereof. Subject to Section 8.4 and Section 8.5, any undisputed indemnification Claims or Losses contained in the Indemnification Notice shall be deemed to be final and binding and shall constitute a Permitted Indemnification Claim. In addition, subject to Section 8.4 and Section 8.5, if the procedures in Section 9.5 result in all or any portion of an indemnification Claim properly being subject to indemnification pursuant to Section 8.1 or Section 8.3, such Claim or portion thereof shall be final and binding and shall constitute a Permitted Indemnification Claim.

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(c)       Defense of Third Party Claims. After receipt of an Indemnification Notice in respect of a Claim brought by a third party, Purchaser or Shareholders’ Representative, as applicable, receiving such Notice (the “Assuming Party”) shall have the right to assume the defense (at the Assuming Party’s sole cost and expense) of any such Claim through counsel of the Assuming Party’s own choosing by so notifying the Indemnitee in writing within thirty (30) days of receipt of such Indemnification Notice; provided, however, that any such counsel shall be reasonably satisfactory to the Indemnitee. Each Indemnitee shall have the right to employ separate counsel in such Claim and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless: (i) the Assuming Party has agreed in writing to pay such expenses; (ii) the Assuming Party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnitee and such expenses would otherwise constitute Losses indemnifiable under Section 8.1 or Section 8.3 (as limited by Section 8.4 and Section 8.5); or (iii) the named parties to any such Claim (including any impleaded parties) include any Indemnitee and the Assuming Party or an Affiliate of the Assuming Party, and such Indemnitee shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Assuming Party or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnitee and the Assuming Party or its Affiliate; provided, that, if such Indemnitee notifies the Assuming Party in writing that it elects to employ separate counsel in the circumstances described in clause (ii) or (iii) above, the Assuming Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Assuming Party to the extent such expenses otherwise constitute Losses indemnifiable under Section 8.1 or Section 8.3 (as limited by Section 8.4 and Section 8.5). Without the consent of the Indemnitees or, in the circumstances described in clause (iii) above, the Assuming Party, such consent not to be unreasonably withheld, the Assuming Party or Indemnitee, as applicable, shall not consent to, and the Indemnitees or Assuming Party, as applicable, shall not be required to agree to, the entry of any judgment or enter into any settlement unless such judgment or settlement (A) includes as an unconditional term thereof the giving of a release from all liability with respect to such Claim by each claimant or plaintiff to each Indemnitee or Assuming Party, as applicable, that is the subject of such third-party Claim, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of an Indemnitee or Assuming Party, as applicable and (C) in the case of any Claim regarding Taxes, such judgment or settlement does not and will not, in the reasonable determination of Purchaser, give rise or result in any increase in any Tax liability of Purchaser or any of its Affiliates. In case of a judgment or settlement where the elements of clauses (A), (B) and (C) are satisfied, the Assuming Party or Indemnitee, as applicable, may consent, and Indemnitees or Assuming Party, as applicable, will be required to agree to, the entry of such judgment or settlement in respect of such Claim. If an Indemnification Notice is given to an Assuming Party and the Assuming Party does not, within thirty (30) days after the Indemnification Notice is given, give notice to the Indemnitee of its election to assume the defense of such Claim, the Assuming Party will be bound by any determination made in such Claim or any compromise or settlement effected by the Indemnitee. The Indemnitee and the Assuming Party will make available to each other and each other’s attorneys and representatives at all reasonable times, all books and records relating to such Claim and will render to each other such assistance as may reasonably be requested to ensure proper and adequate defense of any such Claim.

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Section 8.7 Determination of Losses. Losses with respect to any Permitted Indemnification Claim shall be determined without regard to any materiality or Material Adverse Effect qualification set forth in any representation, warranty or covenant. To the maximum extent allowed by Law, all indemnification payments under this Agreement will be treated by the parties as an adjustment to the Purchase Price.

Section 8.8 Right of Set-Off.

(a)       Set-Off. To the extent that a Purchaser Indemnitee has made a claim for indemnification, it is expressly agreed by the Parties that Purchaser may deduct and set-off the aggregate estimated amount of all such Losses with respect to such claim for indemnification from the Holdback Amount (for claims asserted prior to the Holdback Release Date), any Adjustment Amount, or any Earn-Out Payment and subject to resolution of such claim pursuant to the procedures set forth in this Article VIII. The exercise of such right of set-off by Purchaser in good faith, whether or not ultimately determined to be justified, will not constitute a breach of this Agreement. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the Purchaser Indemnitees in any manner in the enforcement of any other remedies that may be available to them.

(b)       Distribution of Indemnity Holdback Amount. Pursuant to the terms of this Agreement, the Holdback Amount shall be released to the Shareholders’ Representative (or one or more account(s) designated thereby) on the Holdback Release Date, minus any amounts released from the Holdback Amount to satisfy resolved Claims for indemnification made by a Purchaser Indemnitee; provided, however, if any Purchaser Indemnitee have made claims against the Shareholders prior to any such scheduled release, then the disputed amount of the Holdback Amount (plus accrued interest) will be held by the until resolution in full of such claims.

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(c)       Distribution of Specific Claim Amounts. Amounts remaining in the Holdback Amount attributable to any claims made prior to the Holdback Release Date shall be distributed upon the resolution of such claims in the manner determined pursuant to such resolution, in each case, subject to reduction as a result of claims made against the Holdback Amount prior to the Holdback Release Date and for any amounts necessary, in the reasonable judgment of Purchaser, to satisfy all unresolved claims as of such applicable distribution date, which amounts shall continue to be held by the Purchaser until final resolutions of such unresolved claims.

Article IX
MISCELLANEOUS PROVISIONS

Section 9.1 Amendment and Modifications. This Agreement may be amended, modified and supplemented only by written agreement between Purchaser, the Company and the Shareholders which states that it is intended to be a modification of this Agreement; provided that following the Closing, the Agreement may only be amended by the written agreement of Purchaser and the Shareholders.

Section 9.2 Waiver of Compliance. Any failure of the Company, or the Shareholders to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived in writing by Purchaser, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any failure of Purchaser to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived in writing prior to the Closing by the Company and after the Closing by the Shareholders’ Representative, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure and the waiver of any condition to Closing related to a breach of any party’s representation, warranty, or covenant shall not relieve the party of any liability therefor.

Section 9.3 Expenses. Except as set forth in Section 7.2, the parties agree that all fees and expenses incurred by them in connection with this Agreement and the Contemplated Transactions shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, actuaries, brokers and accountants; provided however that Transaction Expenses, to the extent not deducted from the Purchase Price in accordance with Section 1.2, shall be paid by the Shareholders on or prior to Closing.

Section 9.4 Waiver. To the maximum extent permitted by Law, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

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Section 9.5 Dispute Resolution.

(a)       Negotiated Resolution. Except to the extent a different procedure is expressly provided for herein, if any dispute arises (i) out of or relating to, this Agreement, or any alleged breach hereof, or (ii) with respect to any of the Contemplated Transactions (“Dispute”), the party desiring to resolve such Dispute shall deliver a written notice describing such Dispute with reasonable specificity to the other parties (“Dispute Notice”). If any party delivers a Dispute Notice pursuant to this Section 9.5, or if Purchaser or the Shareholders’ Representative delivers to the other an Indemnification Objection Notice pursuant to Section 8.6, the parties involved in the Dispute shall meet at least twice within the thirty (30) day period commencing with the date of the Dispute Notice or the Indemnification Objection Notice (as the case may be) and in good faith shall attempt to resolve such Dispute (as the case may be).

(b)       Arbitration. If the Dispute or indemnification claim is not resolved pursuant to Section 9.5(a) above, the Dispute or indemnification claim shall be settled by arbitration conducted in Los Angeles, California, or such other place as mutually agreed to by the parties, which shall be in accordance with the then effective Comprehensive Arbitration Rules of JAMS. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon all parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator shall have the authority to award any remedy or relief that a court in the State of Delaware could order or grant, including specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitrator shall apply the Law of the State of Delaware in deciding the merits of any Dispute. The arbitrator shall provide a written and reasoned explanation for any award rendered in the arbitration. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Except as otherwise set forth in this Agreement, the cost of any arbitration hereunder, including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees involved including reasonable attorneys’ fees incurred by the party determined by the arbitrator to be the prevailing party, shall be paid by the party determined by the arbitrator not to be the prevailing party, or otherwise allocated in an equitable manner as determined by the arbitrator.

Section 9.6 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be delivered by hand, mailed, certified or registered mail with postage prepaid, or sent by reputable overnight courier to the parties at the address set forth below or to such other address as may be furnished in writing to the other parties hereto. All such notices and communications shall be deemed to have been duly given three (3) Business Days after being deposited in the mail, postage prepaid, if mailed; one (1) Business Day after being sent by reputable overnight courier.

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Purchaser:	Walter S. Woltosz Chief Executive Officer Simulations Plus, Inc. 42505 10th St W Lancaster, CA 93534-7059

With a copy (which shall not constitute notice) to:	Dennis J. Doucette, Esq. Procopio, Cory, Hargreaves & Savitch, LLP 12544 High Bluff Drive, Suite 300 San Diego, CA 92130

or to such other Person or address as Purchaser shall furnish to the Company and the Shareholders in writing.

Company (pre-Closing):	Brett A. Howell 6 Davis Drive, PO Box 12317 Research Triangle Park, NC 27709

Shareholders’ Representative (on behalf of the Shareholders):	Brett A. Howell 6 Davis Drive, PO Box 12317 Research Triangle Park, NC 27709

With a copy (which shall not constitute notice) to:	Amalie L. Tuffin Hutchison PLLC 3110 Edwards Mill Road, Suite 300 Raleigh, NC 27612

or to such other Person or address as the Company or the Shareholders’ Representative shall furnish to Purchaser in writing (with any notice to the Shareholders’ Representative to be deemed adequate notice to all Shareholders).

Section 9.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party; provided, that, Purchaser may assign this Agreement to an Affiliate of Purchaser provided that such assignment shall not relieve Purchaser of liability hereunder.

Section 9.8 Publicity. Neither the Company nor the Shareholders nor Purchaser shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the Contemplated Transactions for dissemination to the general public without the prior consent of the other party, and no such announcement or written statement shall disclose the amount or composition of the Purchase Price. This provision shall not apply, however, to any announcement or written statement required (upon the advice of legal counsel) to be made by Law or the regulations of any Governmental Authority, or any exchange upon which the securities of either party may be listed, except that the party required to make such announcement, whenever practicable, shall consult with the other party concerning the timing and content of such announcement before such announcement is made.

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Section 9.9 Governing Law. This Agreement and the legal relationship among the parties hereto shall be governed and construed under the internal laws of the State of Delaware without regards to its conflict of laws principles.

Section 9.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature by telecopy shall be sufficient to evidence a party’s intention to be bound hereby.

Section 9.11 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

Section 9.12 Incorporation of NDA. The terms of the NDA shall continue in full force and effect in all respects. If this Agreement is, for any reason, terminated prior to the Closing, the NDA shall nonetheless continue in full force and effect in all respects without any modification thereto. Notwithstanding the foregoing or any other provision of this Agreement, from and after the Closing, the provisions of the NDA restricting Purchaser shall expire and shall not apply to or restrict in any manner Purchaser’s or Company’s use of any Confidential Information (as defined in the NDA) of the Company.

Section 9.13 Entire Agreement. This Agreement, including the exhibits and schedules hereto, the Company Disclosure Schedule and the other documents and certificates delivered pursuant to the terms hereof, and the NDA set forth the final, complete and exclusive agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, including, without limitation, the Letter of Intent dated October 20, 2016 between the Company, the Shareholders and Purchaser.

Section 9.14 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties hereto, except that Purchaser may assign any of its rights under this Agreement to any Subsidiary or Affiliate of Purchaser or as collateral security for any borrowings. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as set forth in Article VIII, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

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Section 9.15 Further Assurances. Each of the parties hereto agrees that from time to time, at the request of any of the other parties hereto and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to consummate more effectively the Contemplated Transactions. The parties shall cooperate with each other in such actions and in securing requisite approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party reasonably may request to consummate or implement the Contemplated Transactions or to evidence such events or matters.

Section 9.16 Representation by Counsel; Interpretation. The Company, on one hand, and Purchaser, on the other hand, each acknowledge that such parties have been represented by counsel in connection with this Agreement and the Contemplated Transactions. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and any such right is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

Section 9.17 Certain Definitions. For purposes of this Agreement, the term:

“Acquisition Proposal” means any proposal or offer made by any Person other than parent or an Affiliate of Purchaser to acquire all or a substantial part of the business or properties of the Company or any capital stock of the Company, whether by Transaction, tender offer, exchange offer, sale of assets, recapitalization or similar transactions involving the Company, division or operating or principal business unit of the Company.

“Adjusted EBT” means, with respect to any time period, the earnings before income taxes of the Company for such period, determined in accordance with GAAP, as adjusted by (i) adding back all amortization and depreciation expenses related to the Contemplated Transaction (minus an amount of $16,000), (ii) deducting capitalized software cost and (iii) adding back amortized software cost, all in accordance with GAAP and as set forth and determined in a manner consistent with the methodology set forth on Schedule 1.11. Depreciation for property, plant, equipment and computer equipment is to be included as a deduction in the Adjusted EBT only to the extent it exceeds fifteen thousand Dollars ($15,000) per year for each of the Earn-Out Years.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is Controlled by, or is under common Control with, the first mentioned Person.

“Agreement” has the meaning set forth in the Preamble.

“Audited Financial Statements” means the audited balance sheets of the Company at December 31, 2015, the audited balance sheets of the Company at December 31, 2016, and the related statements of income, stockholders’ equity, and cash flows for the years ended December 31, 2016, together with the notes and supplemental information thereto and the report thereon of Dixon Hughes Goodman, LLP, as delivered to Purchaser prior to the Closing Date and attached to Section 2.8(a) of the Company Disclosure Schedule

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“Business Day” means any day other than a day on which banks in Los Angeles, California are required or authorized to be closed.

“COBRA” means Part 6 of Title I of ERISA and Code Section 4980B and the regulations promulgated under any of them, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Common Stock” means the common stock of Company.

“Company Data Site” means the electronic diligence data room website located at Box.com established by the Company to produce diligence materials in connection with the Contemplated Transactions.

“Contemplated Transactions” means all of the transactions contemplated by this Agreement and the Transaction Documents.

“Consortium Agreements” means the Consortium Agreements entered into by Hamner Institute, the Company (as itself and as an assignee of Hamner Institute’s Consortium Agreements), and the following entities: (i) Astellas Pharma Inc., (ii) AbbVie, Inc., (iii) GlaxoSmithKline Research and Development Ltd, (iv) Bristol-Myers Squibb Company, (v) Daiichi Sankyo, Company, Limited, (vi) Mitsubishi Tanabe Pharma Corporation, (vii) Gilead Sciences, Inc., (viii) Eli Lilly and Company, (ix) Janssen Research and Development, LLC, (x) Merck Sharp & Dohme Corp., (xi) Pfizer Inc., and (xii) Takeda Pharmaceuticals International, Inc.

“Control” (including the terms “Controlled by”, and “under common Control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

“Earn-Out Years” means (i) the twelve (12) month period commencing June 1, 2017 and ending May 31, 2018, (ii) the twelve (12) month period commencing June 1, 2018 and ending May 31, 2019, and (iii) the twelve (12) month period commencing June 1, 2019 and ending May 31, 2020.

“Effective Time” means 11:59 p.m. San Diego City time on the day immediately preceding the Closing Date.

“FIRPTA Certificates” means the non-foreign affidavits executed by each of the Shareholders as of the Closing Date, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that Company is not a “Foreign Person” as defined in Section 1445 of the Code.

“GAAP” means accounting principles generally accepted in the United States.

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“Government Agency” means (a) the United States Government, including all departments and agencies of any branch of the United States Government, all independent agencies or instrumentalities and all non-appropriated fund activities within the United States Government and United States Government corporations, and (b) any state, local or foreign government, including all departments, agents, agencies, branches, independent agencies or instrumentalities, activities, and non-appropriated fund activities of or within a state, local or foreign government and all state, local or foreign government corporations.

“Government Contract” means any prime contract, grant, research or collaboration agreement, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind that is currently active in performance, has been active in performance at any time in the five (5) year period prior to the Effective Time, or has not been closed-out under the procedures of the Governmental Agency responsible for administering the Government Contract as of the Effective Time, with (i) any Governmental Agency, (ii) any prime contractor of a Governmental Agency in its capacity as a prime contractor, or (iii) any subcontractor at any tier with respect to any contract of a type described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Government Contract Proposal” shall mean any proposal, bid or quotation for awards of new Government Contracts made by the Company or any of its Subsidiaries for which no award has been made and any proposal, bid, request for equitable adjustment, contract change proposal, proposal for modification or indirect cost submission on any existing Government Contract.

“Governmental Authority” means any court, administrative or regulatory agency or commission, Government Agency or other governmental authority of competent jurisdiction.

“Governmental Authorization” means any approval, consent, license, permit, registration, certificate, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Hamner Institute” means The Hamner Institutes of Health Sciences.

“Holdback Release Date” means the date that is eighteen (18) months following the Closing Date.

“Indebtedness” means with respect to any Person at any date, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances (other than customer prepayments or deposits characterized as short term liabilities under GAAP); (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person that are not characterized as short term liabilities under GAAP; (d) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of such Person; (e) all capitalized lease liabilities of such Person; (f) all interest rate protection agreements of such Person (valued on a market quotation basis); (g) all obligations of such Person secured by a contractual lien; (h) all guarantees of such Person in connection with any of the foregoing; (i) any debt-like obligation or financing-type arrangement in respect of the deferred purchase price of property or property received as of the Closing with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise; (j) all earn-out obligations of such Person; and (k) any accrued interest, prepayment premiums or penalties or other costs or expenses related to any of the foregoing.

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“Independent Firm” means Grant Thornton LLP or, if it is unable or unwilling to serve, another nationally recognized accounting firm mutually acceptable to Purchaser and the Shareholders’ Representative.

“Intellectual Property Rights” means any and all United States and foreign (a) patents and patent applications (including without limitation docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto, (b) trademarks, service marks, certification marks, trade name rights, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof, (c) copyrights (statutory or otherwise) and registrations thereof, (d) inventions, processes, designs, formulae, trade secret rights, know-how, industrial models, confidential, technical and business information, manufacturing, engineering and technical drawings, and product specifications, (e) intellectual property rights similar to any of the foregoing, (f) computer software, and (g) copies and tangible embodiments thereof (in whatever form or medium, including without limitation electronic media).

“Interim Balance Sheet” means the unaudited balance sheet of the Company dated as of the Interim Balance Sheet Date.

“Interim Balance Sheet Date” means December 31, 2016.

“JAMS” JAMS Arbitration, Mediation and ADR Services.

“Knowledge” or “Company’s Knowledge” means the knowledge of any of the officers, directors or shareholders of the Company, including the Shareholders, after making due inquiry of all officers and other employees charged with administrative or operational responsibility of such matters, or that an ordinary and prudent business Person employed in the same capacity in the same type and size of business as such individual would reasonably be expected to have knowledge of such fact or other matter.

“Law” or “Laws” means any law, statute, code, ordinance, regulation, rule or other binding obligation or requirement of any Governmental Agency or Governmental Authority.

“Licensed Intellectual Property” means Intellectual Property Rights licensed to the Company or which the Company has the right to use, including Off-the-Shelf Software.

“Liens” means any charge, Claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, easement, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, or any other right or adverse claim of any third party of any nature whatsoever, whether voluntarily incurred or arising by operation of Law, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, and including, without limitation, any Contract to give any of the foregoing in the future; the term “Lien” does not include statutory liens for Taxes not yet due and payable.

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“Losses” means (whether or not involving a third-party claim) any cost, loss, liability, obligation, damage (including incidental, special, punitive and consequential damages), expense, loss of profit or diminution in value, interest, penalties, compliance costs, costs of mitigation, reasonable attorney’s fees and amounts paid in investigation, defense or settlement of any of the foregoing.

“Material Adverse Effect~~.~~” When used in connection with the Company, or Purchaser or any of its subsidiaries, as the case may be, the term “Material Adverse Effect” means any change, effect or circumstance that is materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company, or Purchaser and its subsidiaries, as the case may be, in each case taken as a whole.

“Majority Shareholders” means the following Shareholders: (i) Brett Howell; (ii) Lisl Shoda; (iii) Scottington Siler; (iv) Paul Watkins; and (v) Jeffrey Woodhead.

“NDA” means that certain Confidentiality and Nondisclosure Agreement dated September 12, 2016 between Purchaser and the Company.

“Net Working Capital” means the difference between: (a) the sum of the Company’s tangible current assets determined under GAAP (including, for purposes of clarity, cash, accounts receivable and prepaid items determined under GAAP); and (b) the sum of the Company’s current liabilities determined under GAAP, including but not limited to, accounts payable, deferred revenue (current), accrued expenses, bonus accruals, balance sheet adjustments, lease obligation (current) and accrual for tax liability, provided that “Net Working Capital” shall (x) include at least Five Hundred Thousand Dollars ($500,000) of cash, and (y) exclude deferred tax assets and liabilities.

“Off-the-Shelf Software” means unmodified, generally available, commercial, off-the-shelf software or other non-material shrink wrap or downloadable software or software as a service software available to Purchaser on nondiscriminatory terms and conditions used in the operation of the business of the Company.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree, writ or other binding decision of any Governmental Authority or Government Agency.

“Person” means an individual, corporation, partnership, limited liability company, association, joint venture, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

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“Pro Rata Portion” means with respect to each Shareholder, the percentage obtained by dividing (a) the number of shares of Company Common Stock owned by such Shareholder immediately prior to the Effective Time, by (b) the number of Purchased Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity.

“Target Net Working Capital” means Two Hundred Fifty Thousand Dollars ($250,000).

“Tax” or “Taxes” means (a) any federal, state, local, or foreign income, gross receipts, gross margin, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar excises), unemployment, disability, ad valorem, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, by any Governmental Authority responsible for imposition of any such tax (domestic or foreign), (b) in the case of the Company, liability for the payment of any amount of the type described in clause (a) as a result of being or having been on or before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company to a Governmental Authority is determined or taken into account with reference to the liability of any other Person, and (c) liability of the Company for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount of the type described in (a) or (b) as a result of any existing express or implied obligation (including an indemnification obligation).

“Tax Return” means any return, declaration, disclosure, election, schedule, estimate, report, claim for refund, estimates or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax Sharing Agreement” means all existing agreements or arrangements (whether or not written) binding the Company that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the principal purpose of determining any Person’s Tax liability.

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“Termination Liability” means all Losses incurred by Purchaser or the Company as a result of the assignment or termination of employees or consultants of the Company at Closing with respect to periods on or prior to the Closing Date, including severance, outplacement, vacation pay, salary, commissions and benefits for periods prior to the Closing Date, claims of wrongful termination, age, race or sex discrimination or the like, liability under WARN, COBRA and state benefits continuation Laws, and any Taxes or penalties payable with respect to any of the foregoing payments or liabilities.

“Transaction Documents” means this Agreement, the Shareholder Release, the Non-Competition Agreement and other each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser, the Company or the Shareholders in connection with the consummation of the Contemplated Transactions, in each case only as applicable to the relevant party or parties to such Transaction Documents, as indicated by the context in which such term is used.

“Transaction Expenses” means, solely to the extent not paid prior to Closing, (a) the aggregate amount of all fees and expenses incurred by the Shareholders at any time, or the Company prior to the Closing, regardless of when payable (including the fees and expenses of any legal counsel, accountant, auditor, broker, financial advisor or consultant retained by or on behalf of the Shareholder or the Company), arising from, relating to or in connection with this Agreement, the Transaction Documents and/or the Contemplated Transactions, it being understood and agreed that all fees and expenses of Dixon Hughes Goodman, LLP related to the Company’s 2016 audit shall be deemed Transaction Expenses for purposes of this Agreement, and (b) any other fees and expenses of the Company and/or the Shareholders to be paid at Closing as set forth in the Transaction Expense Schedule.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and each similar state, local or foreign Law or regulation.

Section 9.18 Rules of Construction. This Agreement shall be construed in accordance with the following rules of construction:

(a)       the terms defined in this Agreement include the plural as well as the singular;

(b)       all references in the Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated articles, sections and other subdivisions of the body of this Agreement;

(c)       pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(d)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(e)       the words “includes” and “including” are not limiting;

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(f)       all references to days shall be deemed to refer to calendar days unless this Agreement specifically refers to Business Days;

(g)       the terms “made available,” “delivered” and “provided to” when used in reference to the Company and/or the Shareholders’ Representative having made or making items or information available to, or to having provided information to, Purchaser or Transaction Sub, shall mean that such items or information were (i) posted prior to the date hereof to the Company Data Site including the secured folders located therein; and

(h)       reference to any Law means as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

SIMULATIONS PLUS, INC.

By: /s/ Walter S. Woltosz

Walter S. Woltosz, Chairman & CEO

DILISYM SERVICES, INC.

By: /s/ Brett A. Howell

Brett A. Howell, CEO

SHAREHOLDERS:

/s/ Brett A. Howell Brett A. Howell	/s/ Bud M. Nelson Bud M. Nelson

/s/ Grant Generaux Grant Generaux	/s/ Lisl Shoda Lisl Shoda

/s/ Diane Longo Diane Longo	/s/ Scottington Siler Scottington Siler

Paul Watkins Paul Watkins	/s/ Jeffrey Woodhead Jeffrey Woodhead

SHAREHOLDERS REPRESENTATIVE: /s/ Brett A. Howell Brett A. Howell

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COMPANY DISCLOSURE SCHEDULE

[TO FOLLOW]

EXHIBIT A

FORM OF NON-COMPETITION AGREEMENT

[ATTACHED]

NON-COMPETITION AGREEMENT

This Non-Competition Agreement (this “Agreement”) is dated June 1, 2017 (the “Closing Date”), by and among (i) Simulations Plus, Inc., a California corporation (“Purchaser”), and (ii) the shareholders of DILIsym Services, Inc., a North Carolina corporation (the “Company”) listed on the signature pages hereto (together the “Shareholders”, and each a “Shareholder”). Each of the foregoing parties shall be referred to separately herein as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, pursuant to the terms and subject to the conditions set forth in that certain Stock Purchase Agreement dated May 1, 2017 (the “Purchase Agreement”) among the Company, Purchaser, the Shareholders, and Brett A. Howell as the Shareholders’ Representative, Purchaser shall acquire all of the Company’s outstanding capital stock from the Shareholders (the “Transaction”);

WHEREAS, the Shareholders are shareholders of the Company and are selling all of their equity interests in the Company;

WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to protect adequately its interests, it is essential that the Shareholders have agreed to enter into this Agreement in consideration of the transactions contemplated by, and pursuant to Section 6.2(f) of the Purchase Agreement;

WHEREAS, this Agreement is integral to the transactions contemplated by the Purchase Agreement, and it is acknowledged and agreed that the Purchaser would not consummate such transactions (or pay the consideration specified in the Purchase Agreement) absent the Shareholders’ execution and delivery of this Agreement, and this Agreement being in full force and effect and valid, binding and enforceable against the Shareholders as of the Closing Date and thereafter, as set forth below;

WHEREAS, for the avoidance of doubt, (i) the Shareholders are not entering into this Agreement in his or her capacity as an employee of the Company, and (ii) each of the Shareholders enter into this Agreement in connection with, and ancillary to, the sale of the Company; and

WHEREAS, the Parties acknowledge and agree that the restrictive covenants below shall be construed in the sale of business context, including, but not limited to, the Prohibited Activities covenant set forth in Section 4 below.

NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

A-1

AGREEMENT

1.       Definitions. Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

(a)       The term “Confidential Information” means all of the confidential and proprietary information of the Company and its Affiliates existing as of the date hereof and/or hereafter acquired by the Purchaser pursuant to the Transaction, including all information and compilations of information of any kind, type or nature (tangible and intangible, written or oral, and including information contained, stored or transmitted through any electronic medium) relating to the financial conditions, results of operations, business, properties, assets, liabilities or future prospects of the Company, special arrangements regarding the pricing and purchase of products or services including proprietary methods, cost information, customer and potential customer lists and contact information, pricing and volume by customer, customer preferences, supplier information, agency and contractor relationships and contact information, sales and profit information, goodwill, any other Trade Secrets, including information concerning services and products, developments, techniques, processes, formulae, know-how, systems, new service, product and marketing plans, inventions, discoveries, patent applications, ideas, designs, drawings, test data, computer programs, software (including object code and source code), databases, technologies, systems, structures and architectures, methods, research, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers and potential customers of the Company as well as information relating to the management operation or planning of the business of the Company, and technical proprietary information and any other intangible assets whether communicated orally, electronically, in writing or in any other tangible media. Notwithstanding the foregoing, Confidential Information shall not include, and nondisclosure and nonuse obligations under this Agreement shall not apply to, information that is generally available to the public in the ordinary course of business of the Company.

(b)       The term “Trade Secrets” means all of the information of the Company existing as of the date hereof and/or hereafter acquired by the Company or the Purchaser pursuant to the Transaction, and information of the licensors, suppliers, clients, vendors, and customers of Company, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual customers, clients, licensors, or suppliers, or a list of potential customers, clients, licensors, or suppliers, and which such information (i) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

A-2

2.       Acknowledgments and Representations by Shareholders.

(a)       Acknowledgments. Shareholders acknowledge that:

(i)       the Purchaser has required that Shareholders make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the consummation of the transactions contemplated by the Purchase Agreement;

(ii)       but for the provision of the covenants set forth herein, Purchaser would not acquire all of the capital stock of the Company;

(iii)       the covenants contained herein are an integral, and not severable, material component of the basis of the consideration being paid by Purchaser which consideration would not have been agreed to by Purchaser but for the existence and enforceability of this Agreement;

(iv)       each Shareholder had the opportunity to be represented by counsel of his or her choice and based upon the advice of such counsel, if any, and other advisers, Shareholders have knowingly and willingly agreed to enter into and agree to the enforcement of this Agreement and the covenants herein contained;

(v)       the transactions contemplated by the Purchase Agreement and payment of the Purchase Price directly benefit the Shareholders and constitute sufficient consideration for the Shareholders to enter into this Agreement;

(vi)       the provisions of this Agreement are necessary to protect the goodwill and the business of the Company (all of which are being acquired by Purchaser) and that this Agreement and the covenants herein are necessary and reasonable in duration, scope and geographic territory to protect such business following the Transaction;

(vii)       prior to the Transaction, the Shareholders occupied a position of trust and confidence with the Company and have had access to and have become familiar with the Confidential Information and the Trade Secrets, all of which are being acquired by Purchaser; and

(viii)       Purchaser and the Company would be irreparably damaged if any Shareholder were to breach the covenants set forth in Sections 3 or 4 of this Agreement.

(b)       Representations. Shareholders represent and warrant (on which representation and warranty each Shareholder expressly acknowledges Purchaser is relying in determining the appropriate geographic area for purposes of the restrictive covenants herein set forth) that the Company currently carries on its business, and sells and offers for sale its products and/or services, in (i) the State of North Carolina, (ii) states bordering North Carolina, (iii) states east of the Mississippi River, and (iv) the United States of America, (the “Restricted Territory”):

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3.       Nondisclosure and Nonuse of Confidential Information and Trade Secrets.

(a)       Each of the Shareholders acknowledges and agrees that the Confidential Information and the Trade Secrets were the property of the Company prior to the Closing, and shall remain the property of the Company immediately following the Closing. None of the Shareholders shall do anything inconsistent with the ownership of the Confidential Information and the Trade Secrets by the Company and Purchaser. From and after the date of this Agreement, each of the Shareholders agrees that he or she will not, and will not permit any party acting on behalf of, in conjunction or association with, or at the direction of such Shareholder, at any time, disclose to any unauthorized Persons or use for his or her own account or for the benefit of any third Person, any Confidential Information or the Trade Secrets, whether such Shareholder has such information in his or her memory or embodied in writing or other physical or tangible form or media, without Purchaser’s and the Company’s express written consent, which may be withheld in the Purchaser’s and the Company’s sole discretion, unless (a) such Confidential Information and the Trade Secrets enters the public domain subsequent to the date hereof through no fault of a Shareholder and through no breach of confidentiality to Purchaser or the Company; or (b) the communication of such Confidential Information and the Trade Secrets is in response to a valid order by a Governmental Authority or is otherwise required by any applicable Law; provided, however, in the event that any Shareholder is legally compelled to disclose any of the Confidential Information and the Trade Secrets, Shareholder shall provide the Purchaser and the Company with immediate written notice of such requirement so that the Purchaser and the Company may seek a protective order or other appropriate remedy or waive compliance with this Section 3. If, failing the entry of a protective order, such Shareholder is, in the opinion of his or her counsel, compelled to disclose any Confidential Information and the Trade Secrets, he or she may disclose only that portion of the Confidential Information and the Trade Secrets that his or her counsel advises is compelled to be disclosed by Law and such Shareholders will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Confidential Information and the Trade Secrets that is being disclosed. In any event, no Shareholder will oppose action by the Purchaser or the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information and the Trade Secrets. Each Shareholder agrees to use commercially reasonable efforts, upon request from time to time, to locate and provide to the Purchaser and the Company such specific items of Confidential Information and the Trade Secrets that may be reasonably requested by the Purchaser or the Company from time to time, whether embodied in electronic, hard copy or any other form, that Shareholders may then possess or have under a Shareholder’s control.

(b)       The obligations under this Agreement shall: (i) with regard to the Trade Secrets, remain in effect as long as the information constitutes a trade secret under applicable Law; and (ii) with regard to the Confidential Information, remain in effect for so long as such information constitutes Confidential Information as defined in this Agreement.

(c)       The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other rights to which the Purchaser is entitled under applicable federal and state law, including, but not limited to, rights provided under copyright laws, trade secret and confidential information laws, and laws concerning fiduciary duties.

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4.       Prohibited Activities. As an inducement for Purchaser to consummate the transactions contemplated in the Purchase Agreement, each of the Shareholders, to the extent provided in this Agreement, agrees with respect to his or herself that:

(a)       For a period of four (4) years after the Closing Date (the “Restricted Term”):

(i)       Each of the Shareholders will not, and will not permit any party acting on behalf of, in conjunction or association with, or at the direction of such Shareholder to, directly or indirectly, in any market area in the Restricted Territory, engage or invest in, own, manage, operate, develop, consult, finance, control or participate in any manner in the ownership, management, operation, financing or control of, or lend money or credit to any business whose products, services or activities compete, directly or indirectly, with the Company as of the Closing Date, including, but not limited to, the business of Purchaser and its Subsidiaries (collectively, the “Business”); provided, however, that any Shareholder may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, provided, further, that no Shareholder, in any way, participates, either directly or indirectly, in the management, operation or other activities of such enterprise, whether as a consultant, employee, officer, director, advisor, board member or otherwise. Notwithstanding, this subsection 4(a)(i) shall not prevent any Shareholder from having such a position with, or providing services to, a business described above if such position and services are in no way similar to the position Shareholder previously held with, or the services previously provided to, the Company, and further that such position and such services do not assist the business in competing with the Company.

(ii)       Each of the Shareholders will not, and will not permit any party acting on behalf of, in conjunction or association with, or at the direction of such Shareholder to, directly or indirectly, either for themselves or any other Person, (a) induce or attempt to induce any employee, independent contractor, or other Persons providing services to the Company prior to the Closing to leave the employ of the Company or its Affiliates or to cease providing services to the Company or its Affiliates (including Purchaser), (b) in any way interfere with the relationship between the Company or its Affiliates (including Purchaser) and any employee or independent contractor of the Company or its Affiliates prior to the Closing or any other Person providing services to the Company or its Affiliates prior to the Closing, (c) employ or otherwise engage or hire (including participating in the interviewing, selecting, recruiting, screening, hiring, training or on-boarding) as an employee, independent contractor or otherwise, any employee or independent contractor of the Company or its Affiliates or any Person who has been such an employee or independent contractor of the Company or its Affiliates within the six (6) months preceding the Closing Date, or (d) induce or attempt to induce any customer, supplier, licensee or business relation of the Company or its Affiliates prior to the Closing to cease doing business with the Company or its Affiliates (including the Purchaser) or in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or its Affiliates prior to the Closing and the Purchaser or its Affiliates.

(iii)       Each of the Shareholders will not, and will not permit any party acting on behalf of, in conjunction or association with, or at the direction of such Shareholder to, directly or indirectly, either for themselves or any other Person, solicit the business of, or contact or engage in business with, any Person known to such Shareholder to be a customer of the Company within the one year period prior to the Closing or included on any customer list of the Company or its Affiliates as of the Closing with respect to services or products that compete in any respect with the Business of the Company or any of its Affiliates prior to the Closing.

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(iv)        Each Shareholder agrees that the restrictions set forth above are ancillary to or part of otherwise enforceable agreements, are supported by independent valuable consideration, and that the limitations as to time, geographical area, and scope of activity to be restrained by this Section 4 are reasonable and acceptable in all respects, do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company acquired by the Purchaser in the Transaction, and are more than adequately paid for in the significant consideration derived by the Shareholders under the Purchase Agreement. Each Shareholder ratifies the restrictions set forth in this Section 4, agrees not to challenge, and covenants not to sue the Company or Purchaser regarding, the enforceability of the covenants stated herein.

(b)       The Parties agree that, if for any reason a court disagrees with the agreements and the acknowledgements of the Parties in this Agreement, the court will have jurisdiction to modify any of the covenants of this Section 4 in accordance with the respective court’s ruling as to reasonableness or scope of application and that, consistent with Section 7 of this Agreement, this Agreement shall remain enforceable and in force as modified or amended, including the power to reduce or delete specific words and phrases by “blue penciling” or otherwise and the reduced or blue penciled form of such provision shall then be enforceable by law. In the event of a breach by any Shareholder of any covenant set forth in Section 4(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach. Each of the Shareholder’s obligations under this Section 4 shall survive the closing of the transactions contemplated by the Purchase Agreement for the Restricted Term.

(c)       The covenants of the Shareholders contained in this Section 4 will be construed as independent of any other provision in this Agreement, the Purchase Agreement, or any Transaction Documents, and the existence of any claim or cause of action by a Shareholder against the Purchaser or the Company will not constitute a defense to the enforcement by the Company or Purchaser of such covenants. Each Shareholder further agrees that notwithstanding any other alleged breach of this Agreement, the provisions of this Section 4 will be valid and binding upon each Shareholder.

5.       Nondisparagement. During the Restricted Term, each of the Shareholders agrees that such Shareholder will not disparage or make negative statements (or induce or encourage others to disparage or make negative statements) about the Company, the Company’s products and/or services, Purchaser or any of their past or present officers, directors, agents, employees, attorneys, successors and assigns (as applicable), including, without limitation, criticizing such Person’s business strategy. For the purposes of this Agreement, the term “disparage” means any comments or statements, written or verbal, that are derogatory or which would adversely affect in any manner: (i) the conduct of the Purchaser’s or Company’s business; (ii) the business reputation or relationships of the Purchaser or Company and/or any of either of their past or present officers, directors, agents, employees, attorneys, successors and assigns (as applicable); or (iii) the reputation or merchantability of any of the Purchaser’s or Company’s products and/or services.

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6.       Remedies. If any Shareholder breaches the covenants set forth in Sections 3 or 4 of this Agreement, Purchaser and the Company will be entitled to seek all of the following remedies:

(a)       Damages from such Shareholder;

(b)       Injunctive or other equitable relief with respect to such Shareholder without posting bond to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 3 or 4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate Purchaser and/or the Company and would be an inadequate remedy for such breach; and/or

(c)       Any other rights Purchaser and/or the Company may have at law, in equity or under contract with respect to such Shareholder.

The rights and remedies of the Parties to this Agreement are cumulative and not alternative.

7.       Independent Enforcement. Each of the covenants set forth in Sections 3, 4 and 5 of this Agreement shall be construed as agreements independent of (a) any other agreements, or (b) any other provision in this Agreement, and the existence of any claim or cause of action by the Shareholders against the Purchaser, whether predicated on this Agreement or otherwise, regardless of who was at fault and regardless of any claims that either the Shareholders or the Purchaser may have against the other, shall not constitute a defense to the enforcement by the Purchaser of any of the covenants set forth in Sections 3, 4 and 5 of this Agreement. The Purchaser shall not be barred from enforcing any of the restrictive covenants set forth in Sections 3, 4 and 5 of this Agreement by reason of any breach of (i) any other part of this Agreement, or (ii) any other agreement with the Shareholders.

8.       Severability. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are held to be unreasonable, arbitrary, against public policy or otherwise unenforceable as written, such covenants will be considered divisible with respect to time, geographic area, and scope of activity to be restrained and in such lesser time, geographic area, and scope of activity to be restrained will be effective, binding, enforceable and in force against Shareholders.

9.       Successors and Assigns. This Agreement will be binding upon Purchaser and the Shareholders and will inure to the benefit of Purchaser, the Company and the Shareholders and their respective successors and assigns. This Agreement may be assigned by the Purchaser to (i) its Affiliates, and (ii) its successors by merger, consolidation, business combination, conversion or sale of all or substantially all of the Purchaser’s assets, but may not be assigned by any of the Shareholders.

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10.       Waiver. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Laws, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable, except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

11.       Governing Law; Jurisdiction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of North Carolina without regard to any conflicts or choice of law principles that would require the application of the laws other than the internal laws of the State of North Carolina. The parties (a) hereby irrevocably submit to the jurisdiction of the state courts of North Carolina, and to the jurisdiction of the United States District Court for the Eastern District of North Carolina, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any document collateral hereto or the subject matter hereof or thereof brought by any party or their respective successors or assigns and (b) hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any document collateral thereto or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review of the decision of a North Carolina state or federal court by any court of any other jurisdiction that may be called upon to grant enforcement of the judgment of any such North Carolina state or federal court. Notwithstanding, Purchaser and the Company may seek injunctive relief (as described in Subsection 6(b)) in any other appropriate venue.

12.       Entire Agreement. This Agreement, the Purchase Agreement and any ancillary agreements or related agreements thereto constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings between Purchaser, the Company and Shareholders with respect to the subject matter of this Agreement. This Agreement may not be amended, except by a written agreement executed by the party to be charged with the amendment.

13.       Counterparts. This Agreement may be executed in counterparts (including by facsimile or e-mailed Adobe® portable document format file), all of which shall constitute one document, and that by the signature(s) hereto, the undersigned further agree that facsimile or e-mailed Adobe® portable document format file signatures shall be effective for all purposes.

14.       Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words “including” and “includes” do not limit the preceding words or terms.

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15.       Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Purchaser (and the Company following the Closing):	Walter S. Woltosz Chief Executive Officer Simulations Plus, Inc. 42505 10th St W Lancaster, CA 93534-7059 Facsimile No.:

with a copy (which shall not constitute notice) to:	Procopio, Cory, Hargreaves & Savitch LLP 12544 High Bluff Drive, Suite 300 San Diego, CA 92130 Attn: Dennis J. Doucette Facsimile No.: (858) 523-4305

If to a Shareholder:	To his or her respective address listed on the signature page hereto

with a copy (which shall not constitute notice) to:	Amalie L. Tuffin Hutchison PLLC 3110 Edwards Mill Road, Suite 300 Raleigh, NC 27612 Facsimile No.: (855) 373-3417

16.       No Third Party Beneficiaries. No person, firm or corporation other than the Purchaser and Shareholders shall have any rights under this Agreement or the provisions contained herein.

17.       Attorneys’ Fees. In the event of litigation relating to this Agreement, the prevailing party, shall be entitled to recover reasonable attorneys’ fees and costs of litigation in addition to all other remedies available at law or in equity, as determined by the court or arbitrator in accordance with N.C. Gen. Stat. § 6-21.6. The parties to this Agreement hereby acknowledge this Agreement is a contract entered into primarily for business or commercial purposes.

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18.       Individual Liability. The liability for breach of this Agreement by any Shareholder shall be attributable to that individual Shareholder only and no other Shareholder shall have any responsibility therefore unless such Shareholder is independently in breach of this Agreement.

19.       Shareholders’ Representative. Nothing in this Agreement shall be construed to prevent or impair a Shareholder, if serving as the Shareholders’ Representative under the Purchase Agreement, from satisfying all of such Shareholder’s duties as such Shareholder Representative (which may require disclosing Confidential Information to counsel in such capacity).

(The remainder of this page intentionally left blank/Signature page follows)

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

SHAREHOLDERS:

____________________________________

Grant Generaux

Address:

____________________________________

Brett Howell

Address:

___________________________________

Diane Longo

Address:

____________________________________

M. Bud Nelson

Address:

____________________________________

Lisl Shoda

Address:

____________________________________

Scottington Siler

Address:

___________________________________

Paul Watkins

Address:

____________________________________

Daniel Weiner

Address:

___________________________________

Jeffrey Woodhead

Address:

____________________________________

Kyunghee Yang

Address:

PURCHASER: SIMULATIONS PLUS, INC. By: ______________________________________________ Walter S. Woltosz, CEO

[Signature page to Non-Competition Agreement]

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EXHIBIT B

FORM OF GENERAL RELEASE OF CLAIMS

[ATTACHED]

GENERAL RELEASE

This General Release is made and entered into as of June 1, 2017 (this “Release”), by and among (i) DILIsym Services, Inc., a North Carolina corporation (the “Company”), and (ii) each of the shareholders of the Company (each, a “Shareholder” and collectively, the “Shareholders”). Each of the foregoing parties shall be referred to separately herein as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, pursuant to the terms and subject to the conditions set forth in that certain Stock Purchase Agreement dated May 1, 2017 (the “Purchase Agreement”) among the Company, Simulations Plus, Inc., a California corporation (“Purchaser”), the Shareholders and Brett A. Howell in the capacity as Shareholders’ Representative, Purchaser shall acquire all of the Company’s outstanding ownership interests from the Shareholders (the “Transaction”);

WHEREAS, the Shareholders are the sole shareholders of the Company and are selling all of the outstanding equity interests of the Company;

WHEREAS, in order to induce Purchaser to enter into the Purchase Agreement and to protect adequately the interests of the Purchaser, it is essential that the Shareholders have agreed to enter into this Agreement in consideration of the transactions contemplated by, and pursuant to Section 6.2(s)(v) of the Purchase Agreement; and

WHEREAS, this Agreement is integral to the transactions contemplated by the Purchase Agreement, and it is acknowledged and agreed that the Purchaser would not consummate such transactions (or pay the consideration specified in the Purchase Agreement) absent the Shareholders’ execution and delivery of this Agreement, and this Agreement being in full force and effect and valid, binding and enforceable against the Shareholders as of the Closing Date and thereafter, as set forth below.

NOW, THEREFORE, for good and valuable consideration, including the covenants contained herein and for the Parties’ participation in the Transaction and the resulting payment of the purchase price thereunder to the Shareholders, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.       Definitions. Capitalized terms used but otherwise not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.       Release. The Shareholders on behalf of themselves (and for their successors, assigns, agents, spouse (if any), predecessors, heirs, relatives, executors, administrators and representatives), hereby irrevocably and unconditionally release and forever discharge the Company and the Company’s Affiliates (including Purchaser) and each of their respective past, present or future officers, directors, employees, members, managers, stockholders, representatives, predecessors, successors, assigns (individually, each a “Released Party” and collectively, the “Released Parties”), of and from any and all proceedings, demands, rights, causes, causes or manners of action, suits, obligations, liabilities, debts, sums of money, accounts, bills, dues, covenants, undertakings, promises, contracts, agreements, charges, complaints, controversies, grievances, damages, judgments, actions, claims, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, matured, unmatured or contingent, potential or direct, at law or in equity, whether based in statute, common law or otherwise, that Shareholders may now have or have ever had against the Released Parties or any of them by reason of any act, omission, transaction, or event occurring up to and including the consummation of the Transaction on the date of this Release (the “Claims”); but excluding any rights of any Shareholders (including their successors, assigns, and representatives) under the Purchase Agreement and the Transaction Documents.

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3.       Section 1542 Release. The Shareholders acknowledge that there is a possibility that subsequent to the execution of this Release, the Shareholders will discover facts or incur or suffer Claims that were unknown or unsuspected at the time this Release was executed, and which if known by the Shareholders at that time may have materially affected the Shareholders’ decision to execute this Release. The Shareholders acknowledge and agree that by reason of this Release, and the releases contained herein, the Shareholders are assuming any risk of such unknown facts and such unknown and unsuspected Claims. The Shareholders have been advised of the existence of Section 1542 of the California Civil Code (“Section 1542”) which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Notwithstanding such provisions, this Release shall constitute a full release in accordance with its terms. The Shareholders hereby knowingly and voluntarily waive the provisions of Section 1542, as well as any other statute, law or rule of similar effect.

4.       No Assignment of Claims. The Shareholders represent to the Released Parties that the Shareholders have made no assignment or transfer of any of the Claims herein above mentioned or implied.

5.       Bar To Claims. In signing this Release, the Shareholders acknowledge and intend that this Release shall be effective as a bar to each and every one of the Claims herein above mentioned or implied. The Shareholders expressly consent that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected or unanticipated Claims), if any, as well as those relating to any other Claims herein above mentioned or implied. The Shareholders acknowledge and agree that this waiver is an essential and material term of this Release and that without such waiver the Purchaser would not have agreed to consummate the transactions contemplated by the Purchase Agreement. The Shareholders further agree that in the event any of them should assert any Claim seeking damages against any of the Released Parties, this Release shall serve as a complete defense to any such Claim. The Shareholders further agree that there does not exist any Claim of the type described in or implied by the first paragraph hereof and they are not aware of any pending or threatened Claims of the type described in or implied by the first paragraph hereof.

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6.       Covenant Not to Sue. The Shareholders further agree not to bring, continue or maintain any claim or legal proceeding against any Released Party before any court, administrative agency or other forum by reason of any Claim hereby released. If any agency or court assumes jurisdiction of any Claim released hereby against any Released Party, the Shareholders will direct that agency or court to withdraw from or dismiss the matter with prejudice. The Shareholders also agree that if any Shareholder violates this Release by suing a Released Party with respect to any Claim hereby released, the Shareholders will pay all costs and expenses of defending against the suit incurred by any Released Party, including reasonable attorney’s fees.

7.       No Admission. The Shareholders agree that neither this Release, nor the furnishing of the consideration for this Release, shall be deemed or construed at any time to be an admission by any Released Party or the Shareholders of any improper or unlawful conduct.

8.       Certain Acknowledgements. In connection with execution of this Release, each of the Shareholders acknowledges, understands and agrees that such Shareholder:

(a)	Has carefully read and fully understands all of the provisions of this Release and the Purchase Agreement, and has had the opportunity to discuss the same and its consequences with his or her attorneys;

(b)	Is, through this Release, releasing the Released Parties from any and all Claims the Shareholder may have against the Released Parties;

(c)	Knowingly and voluntarily agrees to all the terms set forth in this Release;

(d)	Knowingly and voluntarily intends to be legally bound by this Release;

(e)	Was advised and is hereby advised in writing to consult with an attorney of his or her choice prior to executing this Release concerning its meaning and application; and

(f)	Agrees that the provisions of this Release may not be amended, waived, changed or modified except by an instrument in writing signed by the Parties.

9.       Governing Law. This Release shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of California applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

10.       Severability. Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision

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of this Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The remedies provided herein are cumulative and not exclusive of any remedies provided by applicable law.

11.       Entire Agreement. This Release, the Purchase Agreement and the Transaction Documents supersede any previous agreement, negotiation or understanding regarding the subject matter hereof, whether in writing or otherwise. No promises or agreements not contained herein or therein have been made by the Released Parties to induce the Parties to enter into this Release.

12.       Additional Documentation and Cooperation. The Parties agree to execute such additional documentation and cooperate in further proceedings necessary to effectuate the terms of this Release without charge or other consideration.

13.       Headings. Section and paragraph headings contained in this Release are for convenience and shall not be considered for any purpose in construing this Release.

14.       Successors and Third-Party Beneficiaries. This Release shall bind and inure to the benefit of the Parties and their respective successors.

15.       Attorneys' Fees. Should any action or other proceeding be necessary to enforce any of the provisions of this Release the prevailing Party will be entitled to recover its, his or her actual attorneys' fees incurred in each and every action or proceeding, including any and all appeals or petitions therefrom.

16.       Waiver of Terms. A waiver of any term or condition of this Release will not be deemed to be, and may not be construed as, a waiver of any other term or condition hereof.

17.       Representation. Each of the Parties hereto warrants and represents that in executing this Release, it has relied on legal advice from the attorney of its, his or her choice, that the terms of this Release and its consequences have been completely read and explained to each of the Parties by said attorney, and that each of the Parties fully understands the terms of this Release.

[Remainder of page intentionally left blank; Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this General Release as of the date first written above.

SHAREHOLDERS:

____________________________________

Grant Generaux

Address:

____________________________________

Brett Howell

Address:

___________________________________

Diane Longo

Address:

____________________________________

M. Bud Nelson

Address:

____________________________________

Lisl Shoda

Address:

____________________________________

Scottington Siler

Address:

___________________________________

Paul Watkins

Address:

____________________________________

Daniel Weiner

Address:

___________________________________

Jeffrey Woodhead

Address:

____________________________________

Kyunghee Yang

Address:

COMPANY: DILIsym Services, Inc. By: ___________________________ Name: Title:

[Signature Page to General Release]

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SCHEDULE 1.11

EARN-OUT SCHEDULE